UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MOTORCAR PARTS OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOTORCAR PARTS OF AMERICA, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 18, 2017

To Our Shareholders:

We will hold our annual meeting of the shareholders of Motorcar Parts of America, Inc. (the “Company”) on December 18, 2017 at 10:00 a.m. (PT) at the offices of the Company at 2929 California Street, Torrance, California 90503. As further described in the accompanying Proxy Statement, at this meeting we will consider and act upon:

(1)	The election of the ten directors named in the accompanying proxy statement to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;
(2)	The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ended March 31, 2018;
(3)	The approval of our Third Amended and Restated 2010 Incentive Award Plan;
(4)	The approval, on a non-binding advisory basis, of the compensation of our named executive officers (say on pay);
(5)	The approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers (say on frequency); and
(6)	The transaction of such other business as may come properly before the meeting or any meetings held upon adjournment or postponement of the meeting.

Our Board of Directors (the “Board”) has fixed the close of business on October 30, 2017 as the record date for the determination of shareholders entitled to vote at the meeting or any meetings held upon adjournment or postponement of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote. A copy of our Annual Report on Form 10-K for the year ended March 31, 2017 and the Form 10-K/A we filed with the Securities and Exchange Commission on July 31, 2017 are enclosed with this notice, but are not part of the proxy soliciting material.

We invite you to attend the meeting and vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person, even if you previously returned a signed proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
to be Held on December 18, 2017.

Our proxy statement and our Annual Report on Form 10-K for the year ended March 31, 2017 and the Form 10-K/A we filed with the Securities and Exchange Commission on July 31, 2017 are available at http://www.cstproxy.com/motorcarparts/2018.

By order of the Board of Directors

Michael M. Umansky,
Secretary

Torrance, California
November 20, 2017

YOUR VOTE IS EXTREMELY IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to vote, at your earliest convenience, by any of the methods described in the accompanying Proxy Statement. If you decide to attend the Annual Meeting and vote in person, any previous vote by proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

This year’s Annual Meeting is a particularly important one, and YOUR vote is extremely important.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Your vote is extremely important, no matter how many or how few shares you own. The Board urges you to vote your shares to elect the Board’s nominees. Even if you plan to attend the Annual Meeting in person, please promptly sign, date and return the enclosed white proxy card in the enclosed postage-paid envelope by following the instructions provided on the enclosed white proxy card to be sure that your shares are voted at the Annual Meeting.

MOTORCAR PARTS OF AMERICA, INC.
2929 California Street
Torrance, California 90503

GENERAL INFORMATION

We are sending you this proxy statement on or about November 20, 2017 in connection with the solicitation of proxies by our Board of Directors. The proxies are for use at our annual meeting of shareholders, which we will hold at 10:00 a.m. (PT) on December 18, 2017, at the offices of the Company at 2929 California Street, Torrance, California 90503. The proxies will remain valid for use at any meetings held upon adjournment or postponement of that meeting. The record date for the meeting is the close of business on October 30, 2017. All holders of record of our common stock at the close of business on the record date are entitled to notice of the meeting and to vote at the meeting and any meetings held upon adjournment or postponement of that meeting. Our principal executive offices are located at 2929 California Street, Torrance, California 90503, and our telephone number is (310) 212-7910. The date of this Proxy Statement is November 20, 2017.

A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the meeting. If you are a shareholder of record, you may revoke your proxies at any time prior to the voting at the meeting by submitting a later dated proxy, giving timely written notice of revocation to our secretary or attending the meeting and voting in person. If you are a holder in street name, you may revoke your proxy by following the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the meeting:

•	for our Board of Directors’ slate of nominees;
•	to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending March 31, 2018;
•	for approval of our Third Amended and Restated 2010 Incentive Award Plan;
•	for the approval on a non-binding advisory basis of the compensation of our named executive officers;
•	every year for the holding of future advisory votes on the compensation of our named executive officers; and
•	as recommended by our Board of Directors with regard to all other matters, in its discretion.

Our only voting securities are the outstanding shares of our common stock. At the record date, we had 19,069,594 shares of common stock outstanding and approximately 12 shareholders of record. If the shareholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, a quorum will exist for the transaction of business at the meeting. Shareholders of record who abstain from voting, including brokers holding their customers’ shares who cause abstentions to be recorded, are counted as present for quorum purposes.

For each share of common stock you hold on the record date, you are entitled to one vote on each of the matters that we will consider at this meeting. You are not entitled to cumulate your votes. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter.

Pursuant to our Amended and Restated By-Laws, the voting standard for the election of directors of the Company in an uncontested election is a majority voting standard. The majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares properly cast “for” the nominee exceeds the number of votes properly cast “against” that nominee, with abstentions and broker non-votes not counting as votes “for” or “against.” “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard is a plurality of votes cast.

We also have adopted a director election and resignation policy (the “Director Election Policy”). The Director Election Policy requires an incumbent director, in order to be nominated by our Board of Directors for re-election as a director, to tender an irrevocable resignation effective upon (1) the failure to receive the required number of votes for re-election and (2) the acceptance of the director’s resignation by our Board of Directors. The Nominating and Corporate Governance Committee of our Board of Directors will assess the appropriateness of such nominee continuing to serve as a director and will recommend to our Board of Directors the action to be taken with respect to such tendered resignation. The Director Election Policy requires that we promptly disclose the decision of our Board of Directors with respect to the tendered resignation in a filing with the Securities and Exchange Commission (the “SEC”) of a current report on Form 8-K.

The affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote is required to approve Proposal No. 2 (ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ended March 31, 2018) and Proposal No. 3 (the approval of our Third Amended and Restated 2010 Incentive Award Plan). The affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote is required to approve, on a non-binding advisory basis, Proposal No. 4 (advisory vote on the compensation of our named executive officers). The vote on Proposal No. 5 (advisory vote on the frequency of say on pay votes) has three possible substantive responses (every 1 year, every 2 years or every 3 years). Accordingly, we will consider our shareholders to have “approved” the frequency selected by a plurality of the votes cast by holders entitled to vote at the meeting. An abstention from voting on these matters will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against these matters, it will have no effect on the outcome of the vote. Broker non-votes will not be counted and will have no effect on the outcome of the voting for these matters.

We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our shareholders, as well as the cost of soliciting proxies relating to the meeting. We have requested banks and brokers to solicit their customers who beneficially own our common stock in nominee name. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement this solicitation of proxies by telephone and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities. We have engaged MacKenzie Partners, Inc. as our proxy solicitor to solicit proxies for us, at an anticipated cost of approximately $25,000. In addition to the use of the mails, solicitation may be made by our proxy solicitor or our employees personally or by telephone, facsimile or electronic transmission.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

We are asking our shareholders to elect ten members to serve on our Board of Directors for a one-year term of office or until their respective successors are elected and qualified. Our Board of Directors has nominated the ten individuals named below for election as directors. Each nominee has agreed to serve as a director if elected.

Each of our nominees, Selwyn Joffe, Scott J. Adelson, Rudolph J. Borneo, Philip Gay, Duane Miller, Jeffrey Mirvis, Dr. David Bryan, Joseph Ferguson, Timothy D. Vargo and Barbara L. Whittaker, is currently serving as a director, and each of our nominees was elected at our last annual meeting of shareholders. Our directors will hold office until the next annual meeting of shareholders, or until their successors are elected and qualified.

The persons named as proxies in the accompanying form of proxy have advised us that at the meeting they will vote for the election of the nominees named below, unless a contrary direction is indicated. If any of these nominees becomes unavailable for election to our Board of Directors for any reason, the persons named as proxies have discretionary authority to vote for one or more alternative nominees designated by our Board of Directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director.

The Board of Directors recommends that shareholders vote FOR each of the nominees named below.

Information Concerning our Board of Directors and our Nominees to our Board of Directors

The nominees for election to our Board of Directors, their ages and present positions with the Company, are as follows:

Name	Age	Position with the Company
Selwyn Joffe	60	Chairman of the Board of Directors, President and Chief Executive Officer
Scott J. Adelson	56	Lead Independent Director
Rudolph J. Borneo	76	Director, Chairman of the Compensation Committee and member of the Audit and Nominating and Corporate Governance Committees
Dr. David Bryan	65	Director, member of the Compensation and Nominating and Corporate Governance Committees
Joseph Ferguson	51	Director, member of the Audit Committee
Philip Gay	60	Director, Chairman of the Audit Committee, and member of the Compensation and Nominating and Corporate Governance Committees
Duane Miller	70	Director, Chairman of the Nominating and Corporate Governance Committee and member of the Audit and Compensation Committees
Jeffrey Mirvis	54	Director, member of the Audit, Compensation and Nominating and Corporate Governance Committees
Timothy D. Vargo	66	Director
Barbara L. Whittaker	66	Director

Selwyn Joffe has been our Chairman of the Board of Directors, President and Chief Executive Officer since February 2003. He has been a director of our Company since 1994 and Chairman since November 1999. From 1995 until his election to his present positions, he served as a consultant to us. Prior to February 2003, Mr. Joffe was Chairman and Chief Executive Officer of Protea Group, Inc. a company specializing in consulting and acquisition services. From September 2000 to December 2001, Mr. Joffe served as President and Chief Executive Officer of Netlock Technologies, a company that specializes in securing network communications. In 1997, Mr. Joffe co-founded Palace Entertainment, Inc., a roll-up of amusement parks and served as its President and Chief Operating Officer until August 2000. Prior to the founding of Palace Entertainment, Inc., Mr. Joffe was the President and Chief Executive Officer of Wolfgang Puck Food Company from 1989 to 1996. He currently serves on the board of directors of the Motor and Equipment Remanufacturers Association, an industry trade association. In addition, Mr. Joffe serves on the board of directors of the California, Arizona and Nevada Automotive Wholesaler’s Association (CAWA), also an industry trade association. Mr. Joffe is a graduate of Emory University with degrees in both Business and Law and is a member of the bar of the State of Georgia as well as a Certified Public Accountant. As our most senior executive, Mr. Joffe provides the Board of Directors with insight into our business operations, management and strategic opportunities. His history with our Company and industry experience has led the Board of Directors to conclude that he should serve as a director of our Company.

Scott J. Adelson joined our Board of Directors on January 4, 2008. Mr. Adelson is also a director and member of the compensation committee of QAD Inc., a public software company, since April 2006. Mr. Adelson is a Senior Managing Director, Co-President and Global Co-head of Corporate Finance for Houlihan Lokey, a leading international investment bank. During his 30 plus years with the firm, Mr. Adelson has helped advise hundreds of companies on a diverse and in-depth variety of corporate finance issues, including mergers and acquisitions. Mr. Adelson has written extensively on a number of corporate finance and securities valuation subjects. He is an active member of Board of Directors of various privately-held middle-market businesses, as well as several recognized non-profit organizations, such as the USC Entrepreneur Program. Mr. Adelson holds a bachelor degree from the University of Southern California and a Master of Business Administration degree from the University of Chicago, Graduate School of Business. Mr. Adelson’s broad business skills and experience, leadership expertise, knowledge of complex global business and financial matters have led the Board of Directors to conclude that he should serve as a director of our Company.

Rudolph J. Borneo joined our Board of Directors on November 30, 2004. Mr. Borneo retired from R.H. Macy’s, Inc. on March 31, 2009. At the time of his retirement, his position was Vice Chairman and Director of Stores of Macy’s West, a division of R.H. Macy’s, Inc. Mr. Borneo served as President of Macy’s California from 1989 to 1992 and President of R.H. Macy’s West from 1992 until his appointment as Vice Chairman and Director of Stores in February 1995. In addition, Mr. Borneo is currently Board Chairman of Smoke Eaters Hot Wings Inc., a privately-held company. He earned a Bachelor of Science degree in business administration from Monmouth University. Mr. Borneo is the Chairman of our Compensation Committee and a member of our Audit and Nominating and Corporate Governance Committees. Mr. Borneo’s extensive experience in management of employees, organizational management, general business and retail knowledge and financial literacy have led the Board of Directors to conclude that he should serve as a director of our Company.

Dr. David Bryan joined our Board of Directors on June 9, 2016. Dr. Bryan is also a member of our Compensation and Nominating and Corporate Governance Committees. Dr. Bryan currently teaches at University of California at Santa Cruz. He also provides consulting expertise to multiple Santa Cruz independent and charter schools, and is involved with companies developing effective tools for online education. Dr. Bryan was founding Head of New Roads School from 1995 to 2013. Dr. Bryan received a B.A. from the State University of New York at Stony Brook, an M.S. from the University of California at Los Angeles and a J.D. and Ph.D. from the State University of New York at Buffalo. Dr. Bryan’s extensive experience in the education industry have led the Board of Directors to conclude that he should serve as a director of our Company.

Joseph Ferguson joined our Board of Directors on June 9, 2016. Mr. Ferguson is also a member of our Audit Committee. Mr. Ferguson is a Co-Founder and Managing Partner at Vicente Capital Partners, a Los Angeles-based investment firm providing capital to privately held growth companies across North America. Prior to co-founding Vicente in 2009, Mr. Ferguson was a partner at Kline Hawkes & Company, which he joined at the firm’s inception in 1995. Mr. Ferguson began his career as an investment banker for Merrill Lynch & Co where he was a member of the Energy and Natural Resources Group and the General Corporate Finance Group. From 1989 to 1994, he worked on over 30 public and private transactions for numerous emerging growth and middle market companies. Mr. Ferguson received a B.B.A in Finance from Southern Methodist University and an M.B.A from the UCLA Anderson School of Management. Mr. Ferguson’s business skills and experience, leadership expertise, knowledge of complex global business and financial matters have led the Board of Directors to conclude that he should serve as a director of our Company.

Philip Gay joined our Board of Directors on November 30, 2004. He chairs our Audit Committees and is a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Gay currently serves as Managing Director of Triple Enterprises, a business advisory service firm that assists mid-cap sized companies with financing, mergers and acquisitions and strategic financing, which he had previously managed from March 2000 until June 2004. From March 2015 to May 2015 Mr. Gay served as a director and chief executive officer at Diego Pellicer Worldwide Inc. From July 2006 until June 2010, Mr. Gay served as President, Chief Executive Officer and a Director of Grill Concepts, Inc., a company that operates a chain of upscale casual restaurants throughout the United States. From March 2000 to November 2001, Mr. Gay served as an independent consultant with El Paso Energy from time to time and assisted El Paso Energy with its efforts to reduce overall operating and manufacturing overhead costs. Previously he has served as chief financial officer for California Pizza Kitchen (1987 to 1994) and Wolfgang Puck Food Company (1994 to 1996), and he has held various Chief Operating Officer and Chief Executive Officer positions at Color Me Mine and Diversified Food Group from 1996 to 2000. Mr. Gay is also a retired Certified Public Accountant, a former audit manager at Laventhol and Horwath and a graduate of the London School of Economics. Mr. Gay’s leadership experience, general business knowledge, financial literacy and expertise, accounting skills and competency and overall financial acumen have led the Board of Directors to conclude that he should serve as a director of our Company.

Duane Miller joined our Board of Directors on June 5, 2008. Mr. Miller is currently employed by the Flint & Genesee County Regional Chamber of Commerce as Chief Operating Officer and Executive Vice President. Prior to joining the Flint & Genesee Chamber of Commerce, he was employed by the City of Flint, Michigan, as the Director of Government Operations, from February 2009 to August 2009. Mr. Miller retired from General Motors Corporation in April 2008 after 37 years of service. At the time of his retirement, Mr. Miller served as executive director, GM Service and Parts Operations (“SPO”) Field Operations where he was responsible for all SPO field activities, running GM Parts (OE), AC Delco (after-market) and GM Accessories business channels, as well as SPO’s Global Independent Aftermarket. Mr. Miller served on the Board of Directors of OEConnection, an automotive ecommerce organization focused on applying technology to provide supply chain solutions and analysis. He currently serves on the Boards of Directors of McLaren Regional Medical Center in Flint, Michigan, the Health Coalition and Prima Civitas Foundation, headquartered in Lansing, Michigan. His experience also includes serving on the Boards of Directors and a member of its audit and compensation committees of the Urban League of Flint, Michigan, the Boys and Girls Club of Flint, Michigan and the Flint/Genesee County Convention and Visitor’s Bureau. Mr. Miller earned a Bachelor of Science degree in marketing from Western Michigan University, and attended the Executive Development Program at the University of California Berkeley, Haas School of Business. Mr. Miller is the Chairman of our Nominating and Corporate Governance Committee and a member of our Audit and Compensation Committees. Mr. Miller’s significant experience with the automotive parts industry, combined with his organizational, management and business understanding, have led the Board of Directors to conclude that he should serve as a director of our Company.

Jeffrey Mirvis joined our Board of Directors on February 3, 2009. Mr. Mirvis is currently the Chief Executive Officer of MGT Industries, Inc. (“MGT”), a privately-held apparel company based in Los Angeles. As Chief Executive Officer of MGT, Mr. Mirvis successfully moved all production and sourcing to Asia. During his sixteen-year tenure as chief executive, Mr. Mirvis has gained valuable knowledge of manufacturing in Asia. Prior to joining MGT in 1990, Mr. Mirvis served as a commercial loan officer at Union Bank of California following his completion of the Union Bank of California’s Commercial Lending Program. He earned a Bachelor of Arts degree in economics from the University of California at Santa Barbara. He has been as a board member of Wildwood School in Los Angeles and the Jewish Federation in Los Angeles. Mr. Mirvis is a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Mirvis’ international business experience, operational and production expertise, leadership experience and organizational management have led the Board of Directors to conclude he should serve as a director of our Company.

Timothy D. Vargo served as Chief Executive Officer and President of Kele, Inc. from August 2010 to May 2017. Kele, Inc. is a distributor of building automation peripheral products to the commercial HVAC market. He also served as a director of Kele Holdco Inc. Prior to joining Kele, he held a variety of senior executive and board positions at AutoZone, TruckPro and Auto Teile-Unger. Mr. Vargo served as the President, Chief Executive Officer and Chief Restructuring Officer of TruckPro from 2008 to 2010 and served on the board of TruckPro from 2004 to 2010. He was a board member of Kohlberg Kravis Roberts & Co. L.P.-owned Auto Teile-Unger from 2003 to 2008. He served as President and Chief Operating Officer of AutoZone, Inc. from March 1997 to May 2001, served as its Chief Operating Officer from December 1996 to May 2000 and served on its board of directors from 1997 to 2001. He was appointed as a director of the Company by the Board of Directors in February 2017. Mr. Vargo’s automotive experience, leadership experience and organizational management have led the Board of Directors to conclude that he should serve as a director of our company.

Barbara L. Whittaker is a business strategist and procurement and supply chain expert with extensive experience in the automotive industry, with both original equipment manufacturers and suppliers, and in the aftermarket. In 2010 Mrs. Whittaker founded BW Limited llc, which provides companies business and procurement strategies that lead to improved performance. Previously, Ms. Whittaker worked for the General Motors Corporation and Delphi Automotive in leadership positions of increasing responsibility. Prior to her retirement from General Motors, Ms. Whittaker’s position was Executive Director of Global Purchasing. Mrs. Whittaker previously served in Chevrolet’s Division of General Motors Corporation in Production Control and Scheduling, with an emphasis on Supply Chain. Mrs. Whittaker holds a Bachelor of Industrial Administration degree from General Motors Institute (now Kettering University), MBA degree from Wayne State University, and has also completed the Advanced Management Program at INSEAD in France, and the Executive Development program at University of Michigan. In addition to this formal education, she holds Six Sigma Green Belt certification and is well versed in lean production systems (including General Motors' Global Manufacturing System). She has also held board of directors positions for Detroit Manufacturing Systems, ChannelNet and Piston Group, each of which is privately held. She was appointed as a director of the Company by the Board of Directors in February 2017. Mrs. Whittaker’s automotive experience, supply chain expertise, leadership experience and organizational management have led the Board of Directors to conclude that she should serve as a director of our company.

Corporate Governance Overview

Our corporate governance policies and practices reflect our values, and allow our Board to effectively oversee our company in the interest of creating long-term value. The key elements of our program and their benefits to our stockholders are described below.

OUR POLICY OR PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS
STOCKHOLDER RIGHTS
Annual Election of Directors	Our directors are elected annually, allowing our stockholders to hold them accountable for the discharge of their duties.
Single Class of Outstanding Voting Stock	We have no class of preferred stock outstanding, meaning our common stockholders control our company, with equal voting rights. All common stockholders are entitled to vote for all director nominees.
Majority Voting for Director Elections	We have a majority vote standard for uncontested director elections, which increases Board accountability to our stockholders.
Mandatory Director Resignation Policy	Incumbent directors must tender their resignation effective upon the failure to receive the required number of votes and the acceptance by our Board.
Ability to Amend Bylaws	Our stockholders have the ability to amend our bylaws by a majority vote.
No Exclusive Forum or Fee Shifting Bylaws
Our bylaws do not require that certain stockholder disputes be brought in a particular forum nor are stockholders required to pay our legal fees if they do not substantially prevail in any litigation brought against our company.

No Poison Pill	We do not have a stockholder rights plan (commonly referred to as a “poison pill”).
BOARD STRUCTURE
Governance Guidelines	Our Code of Business Conduct and Ethics provide stockholders with information regarding the policies applicable to our Board and officers.
Majority Independent	Nine of our ten director nominees, or 90%, are independent, ensuring that our Board oversees our company without undue influence from management.
Lead Independent Director	Our Lead Independent Director is selected by our independent directors to preside at executive sessions of independent directors.
Director Ownership Guidelines	Under our ownership guidelines, directors are required to own stock worth 3x their annual cash retainer within approximately 5 years of joining the Board.
Committee Governance	Our Board Committees have written charters and are comprised exclusively of independent directors. Committee composition and charters are reviewed annually by our Board.
Overboarding	None of our directors serve on more than three public company boards.
Board Refreshment Process
Our Board’s Nominating and Corporate Governance Committee annually evaluates our directors and Board composition focused on the alignment of director skills and company strategy. One director that served during 2016 has passed away. We appointed two new directors in 2016. We have appointed two new independent directors in 2017 and nominated them to be voted on by stockholders at the Annual Meeting.

Annual Performance Evaluations
Our Board’s Nominating and Corporate Governance Committee oversees an annual performance evaluation of our Board and its Committees and leadership to ensure that they continue to serve the best interests of stockholders.

Access to Management and Experts
Our Board and Committees have complete access to all levels of management and can engage advisors at our expense, giving them access to employees with direct responsibility for managing our company and experts to help them fulfill their oversight responsibilities on behalf of our stockholders.

Succession Planning
Our Board’s Compensation Committee and/or the full Board reviews senior executive successors to identify and develop our future leaders and ensure business continuity if any of these key employees were to leave our company.

Governance Policies and Guidelines

We have adopted a Code of Business Conduct and Ethics that provides policies for various matters relating to the conduct of our business, including the following key matters:

•	compliance with governmental laws, rules and regulations
•	confidentiality
•	conflicts of interest and corporate opportunities
•	insider trading, which is supplemented by a robust policy applicable to the Company’s directors, officers and employees.
•	director qualifications, including a statement that the Company seeks directors with a diverse set of expertise and experience, that the Company values integrity and the ability to work with other members of the board and senior management, and also that the Company will take into account the diversity of a candidate’s perspectives, background and other demographics and characteristics.

The Code of Business Conduct and Ethics is filed with the SEC and a copy is posted on our website at www.motorcarparts.com. We intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waivers. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request addressed to the Corporate Secretary at Motorcar Parts of America, Inc., 2929 California Street, Torrance, CA 90503.

Our Board has adopted a number of other policies and guidelines that are intended to ensure good governance and the alignment of interests between the directors and management, on the one hand, and stockholders on the other. Among the written policies are:

•	Related Party Transaction Policy. This policy makes certain material transactions between a company and related persons subject to approval or ratification in order to avoid conflicts of interest or the perception thereof. The policy includes the following terms:
•	“Related Person” includes directors, executive officers, beneficial owners of more than 5% of the Company’s securities, immediate family members of the foregoing, and other related entities.
•	$120,000 materiality threshold for applicability of the policy.
•	The policy requires annual Audit Committee status reports on related person transactions.
•	Various types of transactions are automatically pre-approved under the policy, including regular executive compensation reported on the Company’s proxy statement pursuant to Item 402 of Regulation S-K and ordinary-course transactions where a related person owns 10% or less of the equity interest in another party to the related party transaction.
•	Clawback Policy. This policy allows the Company to recoup certain compensation awards paid to executives in the event of restatement of the financial results upon which the awards were based. The policy includes the following terms:
•	The policy is triggered when there is a restatement to the Company’s financial statements to correct a material error that the Board or Compensation Committee determines is a result of fraud or intentional misconduct of a participant in the Company’s incentive plans.
•	The policy applies to all bonuses, incentive compensation, and equity-based awards granted after the end of fiscal year 2017.
•	Stock Ownership Guidelines. These guidelines serve to align the interests of directors and officers with the Company by requiring them to acquire and hold an amount of stock with an aggregate market value equal to a specified multiple of their base salary. The policy includes the following terms:
•	The Chief Executive Officer is expected to hold, within approximately 5 years after attaining his or her position or the date of the guidelines, shares of Company common stock worth 3 times his or her base salary.

•	Named executive officers other than the Chief Executive Officer are expected to hold, within approximately 5 years after attaining their position or the date of the guidelines, shares of Company common stock worth 2 times their base salary.
•	Each director is expected to hold, within approximately 5 years after attaining his or her position or the date of the guidelines, shares of Company common stock worth 3 times his or her annual cash retainer.
•	As of November 2, 2017, the Company’s Chief Executive Officer, was in compliance with these guidelines.

Certain Relationships and Related Transactions

As discussed above, we have a written policy applicable to any transaction, arrangement or relationship between us and a related party. Our practice with regards to related party transactions has been for our Audit Committee to review, approve and/or ratify such transactions as they arise in accordance with the policy.

Director Independence, Board of Directors and Committees of the Board of Directors

Board Independence. Each of Scott Adelson, Rudolf J. Borneo, Dr. David Bryan, Joseph Ferguson, Philip Gay, Duane Miller, Jeffrey Mirvis, Timothy D. Vargo, and Barbara J. Whittaker are independent within the meaning of the applicable SEC rules and the NASDAQ listing standards, and all of our committee members are independent within the meaning of the applicable SEC rules and NASDAQ listing standards.

Board Leadership Structure. The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board of Directors believes it is in the best interests of our Company to make that determination based on the position and direction of our Company and the membership of the Board of Directors. The roles of Chairman of the Board and Chief Executive Officer are currently held by the same person, Selwyn Joffe. The Board of Directors believes that Mr. Joffe’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of our Company and its stockholders. Mr. Joffe possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our Company and its business and is in the best position to develop agendas that ensure that our Board of Directors’ time and attention are focused on the most critical matters. We believe that our Company has been well served by this model because the combined role of Chairman of the Board and Chief Executive Officer has ensured that our directors and senior management act with a common purpose and in the best interest of our Company. This model enhances our ability to communicate clearly and consistently with our stockholders, employees, customers and suppliers.

Lead Independent Director. Our board has appointed Scott J. Adelson as our Lead Independent Director to preside at executive sessions of independent directors.

Board’s Role in Risk Oversight. Our Board of Directors as a whole has responsibility for risk oversight with certain categories of risk being reviewed by particular committees of the Board of Directors, which report to the full Board of Directors as needed. The Audit Committee reviews the financial risks, including internal control, audit, financial reporting and disclosure matters, by discussing these risks with management and our internal and external auditors. The Compensation Committee reviews risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee reviews risks related to our governance structure and processes and risks arising from related person transactions. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Attendance of Board and Committees. Our Board of Directors met 11 times during Fiscal 2017. Except for Scott Adelson who attended 7 of 11 meetings of the Board of Directors, each of our then directors attended 75% or more of the total number of meetings of the Board of Directors and committees thereof during Fiscal 2017. Our last annual meeting of shareholders was held on March 24, 2017. All of our then directors attended our last annual meeting of shareholders, except for Scott Adelson. Each director is encouraged to attend each meeting of the Board of Directors and the annual meeting of our shareholders.

Audit Committee. The current members of our Audit Committee are Philip Gay, Rudolph Borneo, Joseph Ferguson, Duane Miller, and Jeffrey Mirvis, with Mr. Gay serving as chairman. Mr. Ferguson joined our Audit Committee on June 9, 2016. Our Board of Directors has determined that all of the Audit Committee members are independent within the meaning of the applicable SEC rules and NASDAQ listing standards. Our Board of Directors has also determined that Mr. Gay is a financial expert within the meaning of the applicable SEC rules. The Audit Committee oversees our auditing procedures, receives and accepts the reports of our independent registered public accountants, oversees our internal systems of accounting and management controls and makes recommendations to the Board of Directors concerning the appointment of our auditors. The Audit Committee met five times in Fiscal 2017.

Compensation Committee. The current members of our Compensation Committee are Rudolph Borneo, Dr. David Bryan, Joseph Ferguson, Philip Gay, Duane Miller and Jeffrey Mirvis, with Mr. Borneo serving as chairman. Dr. Bryan joined our Compensation Committee on June 9, 2016. The Compensation Committee is responsible for developing our executive compensation policies. The Compensation Committee is also responsible for evaluating the performance of our Chief Executive Officer and other senior officers and making determinations concerning the salary, bonuses and equity-based awards to be awarded to these officers. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the executive officers or directors of another entity. For further discussion of our Compensation Committee, see “Compensation Committee Interlocks and Insider Participation.” The Compensation Committee met two times in Fiscal 2017.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Rudolph J. Borneo, David Bryan, Philip Gay, Duane Miller and Jeffrey Mirvis, with Mr. Miller serving as Chairman. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of applicable SEC rules. Our Nominating and Corporate Governance Committee is responsible for nominating candidates to our Board of Directors. Our Nominating and Corporate Governance Committee met one time in Fiscal 2017.

In evaluating potential director nominees, including those identified by shareholders, for recommendation to our Board of Directors, our Nominating and Corporate Governance Committee seeks individuals with talent, ability and experience from a wide variety of backgrounds to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours. Our Company does not maintain a separate policy regarding the diversity of its board members. However, the Nominating and Corporate Governance Committee considers individuals with diverse and varied professional and other experiences for membership. A candidate should represent the interests of all shareholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director. Our Nominating and Corporate Governance Committee will screen and evaluate all recommended director nominees based on the criteria set forth above, as well as other relevant considerations. Our Nominating and Corporate Governance Committee will retain full discretion in considering its nomination recommendations to our Board of Directors.

Engagement with Stockholders

We actively engage with our stockholders, in person, by phone and through written correspondence. During fiscal 2017, we met in person with most of our largest stockholders and many other stockholders. We take into account feedback received during those meetings and are constantly looking for ways to improve our corporate governance and executive compensation practices.

Information about Our Non-Director Executive Officers and Significant Employees

Our executive officers (other than executive officers who are also members of our Board of Directors) and significant employees, their ages and present positions with our Company, are as follows:

Name	Age	Position with the Company
Steve Kratz	62	Vice President, New Technologies
David Lee	47	Chief Financial Officer
Doug Schooner	48	Chief Manufacturing Officer
Michael Umansky	76	Vice President, Secretary and General Counsel

Our executive officers are appointed by and serve at the discretion of our Board of Directors. A brief description of the business experience of each of our executive officers other than executive officers who are also members of our Board of Directors and significant employees is set forth below.

Steve Kratz served as our Chief Operating Officer from May 2007 until his appointment to the newly created position of Vice President, New Technologies in May 2017. Mr. Kratz in his new role will be overseeing innovation and development of new technologies related to our business. Mr. Kratz served as our Vice President-QA/Engineering from 2001 to 2007. Mr. Kratz joined us in April 1988. Before joining us, Mr. Kratz was the General Manager of GKN Products Company, a division of Beck/Arnley-Worldparts.

David Lee has been our Chief Financial Officer since February 2008. Prior to this, Mr. Lee served as our Vice President of Finance and Strategic Planning since January 2006, focusing primarily on financial management and strategic planning. Mr. Lee joined us in February 2005 as a Director of Finance and Strategic Planning. His primary responsibilities as Chief Financial Officer are treasury, budgeting and financial management. From August 2002 until he joined us in 2005, he served as corporate controller of Palace Entertainment, Inc., an amusement and water park organization. Prior to this, Mr. Lee held various corporate controller and finance positions for several domestic companies and served in the audit department of Deloitte LLP (formerly known as Deloitte & Touche LLP). Mr. Lee is a Certified Public Accountant. Mr. Lee earned his Bachelor of Arts degree in economics from the University of California, San Diego, and a Masters in Business Administration degree from the UCLA Anderson School of Management.

Douglas Schooner has been our Chief Manufacturing Officer since June 2014. Beginning in May 2017, Mr. Schooner will also serve as our Senior Vice President, Operations for the under-the-car product lines. Mr. Schooner joined us in 1993 and became the Vice President, Global Manufacturing Operations in January 2001 until his promotion in June 2014. Mr. Schooner has held the positions of Engineer, Production Manager, Assistant Vice President, Production and Vice President, Manufacturing prior to assuming his current position with our company. As Chief Manufacturing Officer, Mr. Schooner is responsible for all manufacturing, materials and logistic operations for our facilities. Mr. Schooner has a Bachelor of Science degree in Mechanical Engineering from the California State University, Long Beach.

Michael Umansky has been our Vice President and General Counsel since January 2004 and is responsible for all legal matters. His responsibilities also include the oversight of Human Resources. His additional appointment as Secretary became effective September 1, 2005. Mr. Umansky was a partner of Stroock & Stroock & Lavan LLP, and the founding and managing partner of its Los Angeles office from 1975 until 1997 and was Of Counsel to that firm from 1998 to July 2001. Immediately prior to joining our Company, Mr. Umansky was in the private practice of law, and during 2002 and 2003, he provided legal services to us. From February 2000 until March 2001, Mr. Umansky was Vice President, Administration and Legal, of Hiho Technologies, Inc., a venture capital financed producer of workforce management software. Mr. Umansky is admitted to practice law in California and New York and is a graduate of The Wharton School of the University of Pennsylvania and Harvard Law School.

There are no family relationships among our directors or named executive officers. There are no material proceedings to which any of our directors or executive officers or any of their associates, is a party adverse to us or any of our subsidiaries, or has a material interest adverse to us or any of our subsidiaries. To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last ten years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last ten years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. To our knowledge, none of our directors or executive officers are subject to any petition under federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing, with the following exception: to the extent that such persons are involved in bankruptcy proceedings related to the Company’s subsidiary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of such forms received by us, or written representations from reporting persons that no such forms were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during Fiscal 2017, with the following exceptions: on October 31, 2016, Messrs. David Bryan, Duane Miller, Joseph Ferguson, Jeffrey Mirvis, Rudolph Borneo and Philip Gay filed Form 4’s that were due on October 12, 2016.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation program for our named executive officers for Fiscal 2017, who were:

•	Selwyn Joffe, President and Chief Executive Officer and Chairman of the Board
•	David Lee, Chief Financial Officer
•	Michael Umansky, Vice President, Secretary and General Counsel
•	Doug Schooner, Chief Manufacturing Officer
•	Steve Kratz, Vice President, New Technologies

The following discussion and analysis of compensation arrangements of our named executive officers for Fiscal 2017 should be read together with the compensation tables and related disclosures set forth below. This discussion contains certain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Compensation Summary.

The retention of experienced, highly-capable and dedicated executives is crucial to the long-term success of our Company. To achieve the goal of recruiting, retaining and motivating our executives, our Compensation Committee has developed an overall executive compensation program that rewards these employees for their contributions to our Company.

The primary objectives of our practices with respect to executive compensation are to:

•	Provide appropriate incentives to our executive officers to implement our strategic business objectives and achieve the desired Company performance;
•	Reward our executive officers for their contribution to our success in building long-term shareholder value; and
•	Provide compensation that will attract and retain superior talent and reward performance.

Compensation Components and Key Elements.

With our compensation objectives in mind, as further described below, our executive officer compensation program consists of five primary elements:

Base Salary. Base salary is the “fixed” component of our executive compensation intended to meet the objective of attracting and retaining the executive officers of superior talent that are necessary to manage and lead our Company.

Annual Cash-Based Incentive Program. We use a cash-based incentive plan to motivate the achievement of key pre-determined financial and individual performance goals.

Longer-term, Equity-Based Incentive Plan. Equity-based awards are a part of our overall executive compensation program to align the interests of our executives with those of shareholders while rewarding individual performance and ensuring we offer competitive compensation levels.

Deferred Compensation Benefits. We offer participation in a non-qualified deferred compensation plan to selected executive officers which provides unfunded, non-tax qualified deferred compensation benefits. We believe this program helps promote the retention of our senior executives. Participants may elect to contribute a portion of their cash compensation to the plan. In addition, for Fiscal 2017 we made matching contributions of 100% of each participant’s elective contributions to the plan up to 3% of the participant’s cash compensation for the year.

Other Benefits. We provide to our executive officers medical benefits that are generally available to our other employees. Executives are also eligible to participate in our other broad-based employee benefit plans, such as our long and short-term disability, life insurance and 401(k) plan. Historically, the value of executive perquisites has not been a significant component of our executive compensation program.

We believe that a significant portion of executive officer compensation should be at-risk and dependent upon the achievement of measureable and objective performance metrics. Approximately 68% of the Chief Executive Officer’s total direct Fiscal 2017 compensation was tied to the achievement of Company and individual performance goals or is subject to the future stock price, aligning interests going forward.

We have adopted various policies and practices that we believe are in shareholders’ interests, including:

What We Do	What We Don’t Do
Align pay with performance	No “single-trigger” equity acceleration in connection with a change in control
Formulaic cash-based incentive program, with 70% of total bonus opportunity tied to objective financial performance goals	Do not provide above-market interest rates on deferred compensation
Maintain rigorous stock ownership requirements: 3x base salary (CEO), 2x base salary (other named executive officers) and 3x annual cash retainer for non-employee directors	Do not re-price or exchange stock options without stockholder approval
Maintain a clawback policy	Do not allow directors or officers to hedge or pledge our equity securities
Annual say-on-pay vote
Independent compensation consultant

Fiscal 2017 Say-on-Pay Vote.

At our Annual Meeting held on February 24, 2017, approximately 84% of votes cast were voted in favor of our Say-on-Pay vote, which we believe affirms our stockholders’ support of our approach to our executive compensation program, as well as the modifications we made to our executive compensation program following the result of our 2016 Say-on-Pay proposal, including:

•	Adopted a clawback policy
•	Adopted an executive and director stock ownership policy
•	Adopted an anti-hedging and anti-pledging policy
•	Hired an executive compensation consultant to do a complete review of compensation practices

The Company has engaged with more than two-thirds of its largest shareholders that are actively managed during Fiscal 2017, on topics that include executive compensation.

Determination of Compensation Decisions.

The Compensation Committee is responsible for establishing, developing and maintaining our executive compensation program. The role of the Compensation Committee is to oversee our compensation and benefits plans and policies, administer our equity incentive plans and review and approve all compensation decisions relating to all executive officers and directors. In order for the Compensation Committee to perform its function, the following process for determining executive compensation decisions has been followed.

Engagement of Compensation Committee Consultant.

The Compensation Committee previously retained Willis Towers Watson (“Towers”) in August 2015 as its outside compensation consultant to conduct a compensation review for the top eighteen executive positions at the Company (the “Fiscal 2016 Review”) and again retained Towers during Fiscal 2017 (the “Fiscal 2017 Review”) for a further review in light of the results of our advisory vote on compensation at our 2016 Annual Meeting. Towers does not perform any other consulting work or any other services for our Company, reports directly to the Compensation Committee, and takes direction from the Chairman of the Compensation Committee. The Compensation Committee has assessed the independence of Towers pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in Fiscal 2016, Fiscal 2017 or currently exists that would prevent Towers from serving as an independent consultant to the Compensation Committee.

The Compensation Committee considered analysis and advice from Towers contained in the Fiscal 2016 Review when making compensation decisions for the Chief Executive Officer and other senior executives with regards to Fiscal 2017 compensation.

Peer Group. While the Compensation Committee does not itself undertake a formalized benchmarking process, it did review the assessment provided by Towers detailing the competitiveness of our executive compensation relative to that of a peer group Towers established when making its executive compensation decisions. Towers used the following peer companies in reviewing our compensation levels for purposes of the Fiscal 2016 Review: Dorman Products Inc., Drew Industries Inc., Fuel Systems Solutions, Inc., Gentex Corp., Modine Manufacturing Co., Remy International, Inc., Shiloh Industries Inc., Spartan Motors Inc., Standard Motor Products Inc., Stoneridge Inc., Strattec Security Corp., Gentherm, Inc. and Superior Industries International Inc. We understand that Towers selected these companies because of their close similarity to the Company in terms of industry, revenue and market capitalization. The Compensation Committee believed that this peer group was an appropriate basis for assessing the competitiveness of our executive compensation program for Fiscal 2017.

Fiscal 2016 Review. In reaching its executive compensation decisions for Fiscal 2017, the Committee considered analysis and advice contained in the Fiscal 2016 Review regarding the competitiveness of our executive compensation in comparison to our peer group and compensation surveys. Towers determined that in aggregate the compensation levels reviewed by Towers were within the competitive range with variations by position. The compensation levels assessed by Towers were based on actual payments or grants, as the case may be, of base salary, bonuses and long-term incentive grants. In reaching its conclusions, Towers applied the following standards for determining that compensation is in line with competitive market practices: base salary paid is between 90% and 110% of the median base salary; total cash compensation (base salary plus bonus) is between 85% and 115% of the median total cash compensation; and total direct compensation (total cash compensation plus long-term incentive grants) is between 80% and 120% of the median total direct compensation.

Determining Executive Compensation.

Base Salaries. Our general policy is to initially set the base salaries of our named executive officers at levels that are competitive with our peers. As a policy matter, we generally only increase such salaries in the case of promotions or significant increases to an officer’s duties and responsibilities. Such increases to base salaries are reviewed by the Compensation Committee on a case-by-case basis. There were no salary increases in Fiscal 2017. The Compensation Committee lowered Mr. Kratz’s base salary during the fiscal year when Mr. Kratz’s job title and responsibilities changed. The following table sets forth the Fiscal 2017 base salaries for each named executive officer.

Named Executive Officers	Base Salary
Selwyn Joffe	$700,000
David Lee	$290,000
Michael Umansky	$506,000
Doug Schooner	$294,000
Steve Kratz	$180,000

Annual Cash-Based Incentive Program. Each year, we administer a cash-based incentive compensation program that aims to reward our named executive officers for the achievement of key financial and individual performance goals. For Fiscal 2017, the program consisted of two components: a company-performance metric (the “Company Performance Goal”) and an individualized set of quantitative and qualitative goals for each individual officer (the “Individual Goals”).

Named Executive Officers	Target Incentive Payment	Targeted Incentive Payment for Achieving Company Performance Goal (70% of Total)	Targeted Incentive Payment for Achieving Individual Goals (30%)
Selwyn Joffe	$760,200	$532,140	$228,060
David Lee	$159,500	$111,650	$47,850
Michael Umansky	$101,200	$70,840	$30,360
Doug Schooner	$102,900	$72,030	$30,870
Steve Kratz	$30,750	$21,525	$9,225

With respect to Fiscal 2017, 70% of each executive’s total annual cash-based incentive opportunity was dependent on the Company achieving the Company Performance Goal. The Company Performance Goal for Fiscal 2017 was achieving Adjusted EBITDA of at least $78,128,000. Our Adjusted EBITDA is calculated as earnings before interest expense, income tax expense, depreciation and amortization and other adjustments described in our earnings releases filed with the SEC on Form 8-K. This Company Performance Goal was set at the beginning of the Fiscal Year by the Board after a full review of the Company’s business plan and budget.

If the Company Performance Goal was not achieved, the named executive officers would not receive any of the targeted compensation amounts that were tied to the Company Performance Goal. If the Company performed better than the Company Performance Goal, the named executive officers would receive a cash incentive payment in excess of the targeted amount.

In Fiscal 2017, the Company’s actual Adjusted EBITDA exceeded the levels set by the Board as the Company Performance Goal and the named executive officers each received their applicable cash-based incentive payment. Because actual Adjusted EBITDA achieved was 117.1% of the threshold goal, each executive was awarded 117.1% of the amount that was targeted for the Company Performance Goal.

The remaining 30% of the cash-based incentive program is tied to the achievement of individual goals, tailored for each named executive officer, given their role in our organization. Some of these goals are quantitative and others are qualitative. The Compensation Committee, working with the Chief Executive Officer, sets and communicates goals for each named officer at the beginning of the Fiscal Year. Those goals were as follows:

Selwyn Joffe, the Chief Executive Officer

•	Develop key strategies in all areas aimed at driving our Company value
•	Strengthen our relationships with key customers through long-term arrangements
•	Ensure appropriate information is communicated to our Board of Directors
•	Ensure that the appropriate management team and corporate focus is in place
•	Develop an appropriate succession plan
•	Maintain the appropriate financial structure for our Company, including, but not limited to, budgets and operating focus
•	Make decisions on all key initiatives proposed by senior management
•	Build sales
•	Evaluate and propose systems and initiatives for continuous improvement in all disciplines of our business
•	Identify and drive any acquisitions
•	Integrate acquired businesses
•	Prepare the infrastructure and develop plans to grow the Company

David Lee, Chief Financial Officer

•	Monitor all metrics that may have an impact on our financial performance
•	Maintain an effective treasury function, including budgeting and forecasting
•	Manage our cash flows
•	Minimize the loan and interest expenses we incur
•	Manage our shareholder relations

Steve Kratz, Chief Operating Officer

•	Evaluate and manage the key operating metrics for us
•	Increase quality of our product
•	Implement strategies aimed at reducing our product costs and warranty rates
•	Manage our recovery operations
•	Improve our customer support services
•	Manage and improve the performance of our information technology systems

Doug Schooner, Chief Manufacturing Officer

•	Maximize all manufacturing efficiencies to ensure fill rates to our customers
•	Ensure the quality of our products through the manufacturing process
•	Maintain appropriate levels of offshore production volume and capacity
•	Maintain a global manufacturing and multifunctional support group
•	Reorganize special order department to maintain changing unit technology
•	Complete the reorganization of the production shop
•	Improve product costs

Michael Umansky, Vice President, Secretary and General Counsel

•	Limit our legal and other risk exposure
•	Manage any litigation
•	Control our legal and insurance costs
•	Maintain our compliance standards, including compliance with SEC rules and regulations
•	Manage our investor relations communications
•	Develop and protect intellectual property for our business processes
•	Advise on and implement any transactional business opportunities, including acquisitions, financings, SEC correspondence and customer contracts
•	Oversee certain administrative functions, including human resource functions
•	Determine and negotiate all required insurance
•	Supervise contractual obligations

At the end of Fiscal 2017, the Compensation Committee reviewed the performance of the executives and assessed the execution against the pre-set goals for each executive. The Chief Executive Officer assists the Committee in reviewing each of the named executive officers, other than his own performance. Based on its review and evaluation, the Compensation Committee made final determination of the cash-based incentive payments to be named with respect to the individual performance component of the plan. The Committee can exercise positive or negative discretion, awarding more or less than the targeted amount, depending on its assessment of the level of achievement.

The following table sets forth each executive’s aggregate bonus opportunity and actual bonus earned with respect to Fiscal 2017.

Named Executive Officers	Target Incentive Payment	Company Performance Related Incentive Payment	Individual Goal Incentive Payment	Total Actual Incentive Payment
Selwyn Joffe	$760,200	$623,000	$228,000	$851,000
David Lee	$159,500	$131,000	$48,000	$179,000
Michael Umansky	$101,200	$83,000	$41,000	$124,000
Doug Schooner	$102,900	$84,000	$31,000	$115,000
Steve Kratz	$30,750	$25,000	$9,000	$34,000

Equity-Based Incentive Program. The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers with the interests of our common shareholders. Because vesting is generally based on continued service, our equity-based incentives also encourage the retention of our named executive officers during the award vesting period. In determining the number of stock options and/or restricted stock to be granted to executives, we consider the total value of the compensation opportunity afforded to each named executive officer and the competitive levels paid by our peers, as well as the individual’s position, scope of responsibility, ability to affect profits and shareholder value. Prior to fiscal 2014, we elected to use stock options that vest over time as the primary long-term equity incentive vehicle to promote retention of our key executives, but in subsequent fiscal years we used stock options and full value awards, such as restricted stock awards, which generally vest over time.

The following table sets forth the number of shares covered by the option and restricted stock awards granted to each named executive officer in Fiscal 2017. Each award vests over a three-year period, subject to continued employment.

Named Executive Officers	Stock Options	Restricted Stock
Selwyn Joffe	51,200	11,300
David Lee	10,800	2,800
Michael Umansky	11,000	2,000
Doug Schooner	9,000	2,400
Steve Kratz	10,600	3,000

Employee Benefits. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. The Company does not provide pension benefits, other than matching contributions under the Company’s 401(k) retirement plan. The Company may also from time to time provide perquisites such as Company-paid or reimbursed automobiles, and additional coverage under our medical plans.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) generally disallows a tax deduction for annual compensation in excess of $1.0 million paid to our named executive officers. Qualifying performance-based compensation (within the meaning of Section 162(m) of the Code and regulations) is not subject to the deduction limitation if specified requirements are met. We generally intend to structure some of the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board of Directors or Compensation Committee have in the past, and may in the future, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent. In Fiscal 2017, we paid compensation to Selwyn Joffe that was not deductible under Section 162(m).

In limited circumstances, we may agree to make certain items of income payable to our named executive officers tax-neutral to them. Accordingly, we have agreed to gross-up certain payments to our Chief Executive Officer to cover any excise taxes (and related income taxes on the “gross-up” payment) that he may be obligated to pay with respect to the first $3,000,000 of “parachute payments” (as defined in Section 280G of the Code) to be made to him upon a change of control of our Company.

Accounting Considerations

ASC Topic 718, Compensation-Stock Compensation, or ASC Topic 718, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity-based awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By Members of the Compensation Committee

Rudolph Borneo, Chairman
Dr. David Bryan
Philip Gay
Duane Miller
Jeffrey Mirvis

Compensation Risk Analysis

The preceding “Compensation Discussion and Analysis” section generally describes our compensation policies, plans and practices that are applicable for our executives and management. Our Compensation Committee reviews the relationship between our risk management policies and practices, corporate strategy and compensation practices. Our Compensation Committee has determined that these plans and practices, as applied to all of our employees, including our executive officers, do not encourage excessive risk taking at any level of our Company. The Compensation Committee does not believe that risks arising from its compensation plans, policies or practices are reasonably likely to have a material adverse effect on our Company.

Summary Compensation Table

The following table sets forth information concerning Fiscal 2017, 2016 and 2015 compensation of our named executive officers.

Name & Principal Position	Fiscal Year	Salary		Bonus(1)	Stock Awards(2)	Options Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Selwyn Joffe	2017	$700,000		$228,100	$324,084	$674,719	$623,000	$169,200	$2,719,103
Chairman of the Board, President and CEO	2016	700,000		47,900	389,125	374,663	652,200	327,520	2,491,408
	2015	674,616		1,778,834	1,350,893	—	—	223,056	4,027,399

David Lee	2017	$290,000		$48,100	$80,304	$142,323	$131,000	$88,030	$779,757
Chief Financial Officer	2016	262,192		600	96,503	92,951	100,500	70,200	622,946
	2015	220,000		324,260	84,841	89,510	—	61,990	780,601

Steve Kratz	2017	310,769	(4)	$9,100	$86,040	$139,688	$25,000	$29,895	$289,723
Chief Operating Officer	2016	350,000		100	105,842	101,531	91,000	25,630	674,103
	2015	350,000		374,646	91,720	96,247	—	22,696	935,309

Doug Schooner	2017	$294,000		$31,100	$68,832	$118,603	$84,000	$88,147	$684,681
Chief Manufacturing Officer	2016	294,000		1,800	84,051	80,081	99,300	71,246	630,478
	2015	286,385		265,089	59,618	61,598	—	62,767	735,457

Michael Umansky	2017	$506,000		$41,100	$57,360	$144,959	$83,000	$86,746	$919,165
Vice President, Secretary and General Counsel	2016	506,000		10,000	68,486	67,211	114,000	85,551	851,248
	2015	506,000		316,343	59,618	63,523	—	56,414	1,001,898
(1)	Amounts in the “Bonus” column include a $100 bonus paid to each of the Company’s employees during December of each year, including the named executive officers, and bonuses awarded to the named executive officers based on the achievement of Individual Goals under the Company’s Annual Cash-Based Incentive Program. Amounts in the “Non-Equity Incentive Compensation Plan” column represent annual cash bonuses awarded to the named executive officers under the Company’s Annual Cash-Based Incentive Program based on the achievement of Company Performance Goals.
(2)	Stock and option award amounts represent the aggregate grant date fair value of options granted during the fiscal years ended March 31, 2017, 2016, and 2015. We provide information regarding the assumptions used to calculate the value of all options and stock awards made to executive officers in Note 2 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K filed on June 14, 2017.
(3)	The following chart is a summary of the items that are included in the “All Other Compensation” totals for the fiscal year ended March 31, 2017:
Name	Automobile Expenses	Health Insurance Premiums	401K Employer’s Contribution	Deferred Compensation Plan Employer’s Contribution	Total
Selwyn Joffe	$18,000	$103,327	$5,151	$42,722	$169,200
David Lee	$—	$79,327	$8,703	$—	$88,030
Steve Kratz	$—	$27,886	$2,009	$—	$29,895
Doug Schooner	$—	$79,327	$8,820	$—	$88,147
Michael Umansky	$376	$55,469	$12,000	$18,900	$86,746
(4)	Reflects mid-year salary change from $350,000 to $180,000.

2017 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Selwyn Joffe	6/24/2016	—	51,200	$28.68	$674,719
Selwyn Joffe	6/24/2016	11,300	—	$28.68	$324,084
David Lee	6/24/2016	—	10,800	$28.68	$142,323
David Lee	6/24/2016	2,800	—	$28.68	$80,304
Steve Kratz	6/24/2016	—	10,600	$28.68	$139,688
Steve Kratz	6/24/2016	3,000	—	$28.68	$86,040
Doug Schooner	6/24/2016	—	9,000	$28.68	$118,603
Doug Schooner	6/24/2016	2,400	—	$28.68	$68,832
Michael Umansky	6/24/2016	—	11,000	$28.68	$144,959
Michael Umansky	6/24/2016	2,000	—	$28.68	$57,360
(1)	These awards vest in three equal annual installments beginning on the first anniversary of the grant date subject to continued employment.

Outstanding Equity-Based Awards at Fiscal Year End

The following table summarizes information regarding equity-based awards granted to our named executive officers that remain outstanding as of March 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable Vested	Number of Securities Underlying Unexercised Options (#) Unexercisable Unvested		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested (#)		Market Value of Shares or Units of Stock Unvested ($)
Selwyn Joffe
	109,100	—		$6.46	12/27/2022
	124,100	—		$6.46	12/27/2022
	83,700	—		$9.32	9/2/2023
	8,733	17,467	(1)	$31.13	9/3/2025
	—	51,200	(4)	$28.68	6/23/2026
						17,197	(2)	$528,464
						8,333	(1)	$256,073
						11,300	(4)	$347,249
David Lee
	30,900	—		$6.46	12/27/2022
	20,900	—		$9.32	9/2/2023
	6,200	3,100	(3)	$22.93	6/21/2024
	2,167	4,333	(1)	$31.13	9/3/2025
	—	10,800	(4)	$28.68	6/23/2026
						1,234	(3)	$37,921
						2,067	(1)	$63,519
						2,800	(4)	$86,044
Steve Kratz
	21,900	—		$6.46	12/27/2022
	24,900	—		$9.32	9/2/2023
	6,667	3,333	(3)	$22.93	6/21/2024
	2,367	4,733	(1)	$31.13	9/3/2025
	—	10,600	(4)	$28.68	6/23/2026
						1,334	(3)	$40,994
						2,267	(1)	$69,665
						3,000	(4)	$92,190

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable Vested	Number of Securities Underlying Unexercised Options (#) Unexercisable Unvested		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested (#)		Market Value of Shares or Units of Stock Unvested ($)
Doug Schooner
	4,834	—		$9.32	9/2/2023
	4,267	2,133	(3)	$22.93	6/21/2024
	1,867	3,733	(1)	$31.13	9/3/2025
	—	9,000	(4)	$28.68	6/23/2026
						866	(3)	$26,612
						1,800	(1)	$55,314
						2,400	(4)	$73,752
Michael Umansky
	7,400	—		$6.46	12/27/2022
	15,000	—		$9.32	9/2/2023
	4,400	2,200	(3)	$22.93	6/21/2024
	1,567	3,133	(1)	$31.13	9/3/2025
	—	11,000	(4)	$28.68	6/23/2026
						866	(3)	$26,612
						1,467	(1)	$45,081
						2,000	(4)	$61,460
(1)	This award vests in three equal annual installments beginning on the first anniversary of the grant date, September 4, 2015, subject to continued employment.
(2)	This award vests in three equal annual installments beginning on the first anniversary of the grant date, June 11, 2014, subject to continued employment.
(3)	This award vests in three equal annual installments beginning on the first anniversary of the grant date, June 24, 2014, subject to continued employment.
(4)	This award vests in three equal annual installments beginning on the first anniversary of the grant date, June 24, 2016, subject to continued employment.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Selwyn Joffe	75,000	$1,379,733	36,897	$1,054,650
David Lee	—	$—	6,132	$179,001
Steve Kratz	—	$—	7,100	$207,319
Doug Schooner	—	$—	4,467	$130,418
Michael Umansky	—	$—	4,366	$127,457

Nonqualified Deferred Compensation

The following table sets forth certain information regarding contributions, earnings and account balances under our Amended and Restated Executive Deferred Compensation Plan (the “DCP”), our only defined contribution plan that provides for the deferral of compensation on a basis that is not-tax qualified, for each of the named executive officers as of fiscal year ended March 31, 2017. Plan participants may elect to receive distributions under the DCP as lump sums or in installments. Mr. Joffe has elected to receive lump sum distributions in the case of death, disability or separation of service. Mr. Umansky has elected to receive distributions in installments in the case of death, disability, separation of service, attaining age 72 or a change of control. A description of the other material terms and conditions of the DCP follows.

Name	Executive Contributions in Last FY(1)	Company Contribution in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY(4)
Selwyn Joffe	$42,722	$42,722	$129,089	$—	$885,063
David Lee	$—	$—	$—	$—	$—
Steve Kratz	$—	$—	$—	$—	$—
Doug Schooner	$—	$—	$—	$—	$—
Michael Umansky	$50,400	$18,900	$110,527	$—	$872,772

Footnotes to Nonqualified Deferred Compensation Table:

(1)	Executive Contributions in Last FY, shows the amounts that the named executive offices elected to defer in Fiscal 2017 under the DCP. These amounts represent compensation earned by the named executive officers in Fiscal 2017, and are therefore also reported in the appropriate columns in the Summary Compensation Table above.
(2)	Registrant Contributions in Last FY, shows the amounts credited in Fiscal 2017 as company contributions to the accounts of our named executive officers under the DCP. These amounts are also reported in the Summary Compensation Table above, in Column (i), All Other Compensation.
(3)	Aggregate Earnings in Last FY, shows the net amounts credited to the DCP accounts of our named executive officer as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table.
(4)	Aggregate Balance at Last FY, shows the amounts of the DCP account balances at the end of Fiscal 2017 for each of our named executive officers. The following portions of these account balances represent amounts previously reported as compensation to the NEOs in our Summary Compensation Tables for Fiscal 2016 and prior years: for Mr. Joffe $216,760; and for Mr. Umansky, $157,222.

The following table shows our contribution to each named executive officer’s account:

Name	Contribution	Interest(a)	Total
Selwyn Joffe	$42,722	$—	$42,722
David Lee	$—	$—	$—
Steve Kratz	$—	$—	$—
Doug Schooner	$—	$—	$—
Michael Umansky	$18,900	$—	$18,900
(a)	No interest is paid by the registrant.

Nonqualified Deferred Compensation Plan

We maintain the Motorcar Parts of America, Inc. Amended and Restated Executive Deferred Compensation Plan, an unfunded, non-qualified deferred compensation plan for a select group of management or highly compensated employees, including our named executive officers. Participants in the plan may elect to defer up to 100% of their gross cash compensation. We made matching contributions of 100% of each participant’s elective contributions to the plan, up to 3% of the participant’s compensation for the plan year. The plan is designed to defer taxation to the participant on contributions and notional earnings thereon until distribution thereof in accordance with a participant’s previously made distribution elections. Insurance annuity contracts provide funding for the plan, however, the annuity contracts are owned by us and remain subject to claims of our general creditors.

Employment Agreements

On May 18, 2012, we entered into a new employment agreement (the “New Employment Agreement”) with Mr. Joffe, which terminates and supersedes Mr. Joffe’s previous employment agreement that was to expire on August 31, 2012. The New Employment Agreement provides for Mr. Joffe to serve as our Chairman, President and Chief Executive Officer for a term expiring on August 31, 2015, unless extended or earlier terminated. Pursuant to the New Employment Agreement, Mr. Joffe’s base salary was set at $600,000 per year and will be reviewed from time to time in accordance with our established procedures for adjusting salaries for similarly situated employees. Mr. Joffe is eligible to participate in our Annual Incentive Plan adopted and amended from time to time by the Board (the “Annual Incentive Plan”), with a target bonus equal to 100% of Mr. Joffe’s salary (the “Annual Incentive Bonuses”).

In June 2014, the Company and Mr. Joffe entered into Amendment No. 1 to the New Employment Agreement pursuant to which, effective as of July 1, 2014, (i) the last day of Mr. Joffe’s term of employment was changed from August 31, 2015 to July 1, 2019 and (ii) his base salary was increased from $600,000 to $700,000 per year. All other terms and conditions of the New Employment Agreement remain the same.

Pursuant to the New Employment Agreement, Mr. Joffe will also be eligible to receive annual awards under the 2010 Plan in such amounts as are determined by the Compensation Committee as administrator of the 2010 Plan in its sole and absolute discretion (the “Annual Awards”). Such awards may be in the form of options, restricted stock, restricted stock units, performance shares, performance units or such other form of award as determined by the Compensation Committee as administrator of the 2010 Plan in its sole and absolute discretion.

The Annual Incentive Bonuses, the Initial Equity-Based Awards and the Annual Awards, to the extent they constitute “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be subject to clawback by us to the extent required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. SEC, as limited by California law to the extent California law applies.

Pursuant to the New Employment Agreement, Mr. Joffe will also receive: (i) four weeks paid vacation each year during the term of the New Employment Agreement pursuant to our written vacation policy; (ii) a $1,500 monthly automobile allowance and payment by us of certain automobile-related expenses; (iii) during the term of the New Employment Agreement, if Mr. Joffe does not elect medical insurance coverage for himself and his eligible family through us, an allowance for such medical insurance in an amount equal to the cost which would have been incurred by us in supplying such coverage for Mr. Joffe and his eligible family; and (iv) $24,000 per year to be used by Mr. Joffe to purchase disability insurance for his benefit (the “Disability Insurance Payment” and, together with the benefits described in clauses (i), (ii) and (iii), the “Benefits”).

The New Employment Agreement terminates on the date of Mr. Joffe’s death, in which event his accrued salary and Annual Incentive Bonus, if any, and reimbursable expenses and Benefits owing to him through the date of his death shall be paid to his estate, and his estate shall assume certain of his rights as specified in the New Employment Agreement.

In the event that Mr. Joffe’s employment is terminated as result of his physical or mental illness or incapacity as determined in accordance with the procedures set forth in the New Employment Agreement, he will be entitled to receive his accrued salary and Annual Incentive Bonus, if any, reimbursable expenses and Benefits owing to him through the date of termination and payment of the benefits pursuant to any disability insurance policy purchased by Mr. Joffe with the Disability Insurance Payment.

In the event that Mr. Joffe’s employment is terminated by us for Cause (as defined in the New Employment Agreement), we will be released from any and all further obligations under the New Employment Agreement, except that we will pay Mr. Joffe his accrued salary and Annual Incentive Bonus, if any, and reimbursable expenses and Benefits owing to him through the date of his termination.

In the event that Mr. Joffe’s employment is terminated by us without Cause (as defined in the New Employment Agreement) or Mr. Joffe voluntarily terminates the New Employment Agreement for Good Reason (as defined in the New Employment Agreement), then we will pay through the later of the date which is two years after the termination date or the last day of the term of the New Employment Agreement: (i) his salary as in effect immediately prior to the termination date; (ii) his average bonus earned for the two years immediately prior to the year in which the New Employment Agreement is terminated (or if such termination occurs within the first three months of our fiscal year, for the second and third years preceding the year in which such termination occurs); (iii) the Benefits; and (iv) reimbursable expenses.

If a Change in Control (as defined in the New Employment Agreement) occurs and Mr. Joffe voluntarily terminates the New Employment Agreement for Good Reason (as defined in the New Employment Agreement) or Mr. Joffe’s employment is terminated by us without Cause (as defined in the New Employment Agreement) within two years following a Change in Control, then Mr. Joffe will be entitled to receive either the severance benefit as described in the next sentence of this paragraph or the benefits described in the immediately preceding paragraph, whichever is more favorable to Mr. Joffe, and we will pay Mr. Joffe any reimbursable expenses owed to him through the termination date. The severance benefit will be equal to (i) two times Mr. Joffe’s salary at the annual rate in effect immediately prior to the date of the Change in Control plus (ii) two times Mr. Joffe’s average bonus earned for the two years immediately prior to the year in which the Change in Control occurs. The severance benefit will be paid to Mr. Joffe in a lump sum as soon as practicable, but no later than 30 days following the termination date.

In the event that the benefits provided for in the New Employment Agreement or otherwise payable to Mr. Joffe constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code, Mr. Joffe will receive the greater of: (i) the largest portion, up to and including the total, of such benefits or (ii) the largest aggregate amount of such benefits that would result in no portion thereof being subject to excise tax under Section 4999 of the Code, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and excise tax under Section 4999 of the Code, results in Mr. Joffe’s receipt, on an after-tax basis, of the greatest amount of the benefit.

The New Employment Agreement prohibits Mr. Joffe during the term of the New Employment Agreement or at any time thereafter from using or disclosing to any third party any of our confidential information and trade secrets. Pursuant to the New Employment Agreement, during the term of the New Employment Agreement, Mr. Joffe is also prohibited from: (i) competing with us; or (ii) soliciting or inducing any creditor, customer, supplier, officer, executive or agent of us or any of our subsidiaries or affiliates to sever its relationship with or leave the employ of any such entities.

In conformity with our policy, all of our directors and officers execute confidentiality and nondisclosure agreements upon the commencement of employment. The agreements generally provide that all inventions or discoveries by the employee related to our business and all confidential information developed or made known to the employee during the term of employment shall be our exclusive property and shall not be disclosed to third parties without our prior approval.

Potential Payments Upon Termination or Change in Control Table

The following table provides an estimate of the inherent value of Mr. Joffe’s employment agreement described above, assuming the agreement was terminated on March 31, 2017, the last business day of Fiscal 2017. Please refer to “Employment Agreements” for more information.

Benefit	Termination by Company for Cause(1)	Death(2)	Disability(3)	Voluntary Termination by Mr. Joffe for Good Reason or Termination by Company w/o Cause(4)	After Change in Control: Voluntary Termination by Mr. Joffe(5)
Salary Contribution	$—	$—	$—	$1,400,000	$1,400,000
Bonus	$851,000	$851,000	$851,000	$1,551,200	$1,551,200
Executive Awards(6)	$—	$1,396,951	$1,396,951	$1,396,951	$1,396,951
Healthcare	$—	$—	$24,000	$206,653	$—
Automobile Allowance(7)	$—	$—	$—	$36,000	$—
Accrued Vacation Payments	$121,890	$121,890	$121,890	$229,582	$121,890
(1)	Upon a termination for cause, Mr. Joffe will be entitled to his accrued salary, bonus, if any, reimbursable expenses, and benefits owing to him through the day of his termination.
(2)	Mr. Joffe’s employment term will end on the date of his death. Upon such event, Mr. Joffe’s estate will be entitled to receive his accrued salary, bonus, if any, benefits (including accrued but unused vacation time) and reimbursable expenses, owing to Mr. Joffe through the date of his death. In addition, Mr. Joffe’s estate will assume Mr. Joffe’s rights under our equity incentive plans and certain of his rights under his New Employment Agreement.
(3)	If during the employment term, Mr. Joffe is terminated by us as a result of his physical or mental illness or incapacity as determined in accordance with the procedures set forth in the New Employment Agreement, Mr. Joffe will be entitled to receive his accrued salary, bonus, if any, reimbursable expenses, and benefits owing to Mr. Joffe through the date of termination. In addition, Mr. Joffe will be entitled to receive the benefits payable pursuant to a disability insurance policy purchased by Mr. Joffe with the Disability Insurance Payment.
(4)	Upon a termination by Mr. Joffe for good reason or by us without cause, Mr. Joffe will be entitled to receive through the date which is two years after the termination date: (i) his salary at the annual rate as in effect immediately prior to the termination date; (ii) his average bonus earned for the two years immediately prior to the year in which his employment agreement is terminated (or if such termination occurs within the first three months of our fiscal year, for the second and third years preceding the year in which such termination occurs); (iii) the benefits; and (iv) reimbursable expenses.
(5)	If a change in control occurs and Mr. Joffe voluntarily terminates his employment agreement for good reason or Mr. Joffe’s employment is terminated by us without cause within two years following a change in control, then Mr. Joffe will be entitled to receive either the severance benefit as described in the next sentence of this footnote or the benefits described in the immediately preceding footnote, whichever is more favorable to Mr. Joffe, and we will pay Mr. Joffe any reimbursable expenses owed to him through the termination date. The severance benefit will be equal to (i) two times Mr. Joffe’s salary at the annual rate in effect immediately prior to the date of the change in control plus (ii) two times Mr. Joffe’s average bonus earned for the two years immediately prior to the year in which the change in control occurs.
(6)	Upon the termination of his employment agreement, for any reason other than termination by us for cause or termination by Mr. Joffe without good reason, any Executive Awards under our 2010 Incentive Plan which are not fully vested will immediately vest and remain exercisable by Mr. Joffe for a period of two years or, if shorter, until the ten year anniversary of the date of grant of each such Executive Award. The inherent value shown in the table is the additional compensation expense we would have recorded upon the immediate vesting of all Executive Awards which were not fully vested at March 31, 2017. Executive Awards include incentive stock options and nonqualified stock options, restricted stock, restricted stock units, performance awards, dividend equivalent rights, stock payments, deferred stock, deferred stock units, SARs and cash awards.
(7)	Mr. Joffe is entitled to receive an automobile allowance in the amount of $1,500 per month, payable monthly. In addition, all costs of operating the automobile, including fuel, oil, insurance, repairs, maintenance and other expenses, are our responsibility.

Director Equity Compensation Policy

As contemplated by the 2014 Non-Employee Director Incentive Award Plan (the “2014 Plan”), the Board adopted a director equity compensation policy (the “Policy”) upon effectiveness of the 2014 Plan. The Board may, at any time and from time to time, terminate, modify, amend or suspend the Policy; provided, however, that, without the prior consent of the Non-Employee Directors, no such action may adversely affect any rights or obligations with respect to any earned but unpaid Awards hereunder, whether or not the amounts of such Awards have been computed and whether or not such Awards are then payable. Each equity-based award described in the Policy shall be subject to the terms and conditions of the Plan and the applicable Award Agreement.

Under the 2014 Plan, upon a Non-Employee Director’s initial election or appointment (as applicable) to the Board on or after the effective date of the 2014 Plan, such Non-Employee Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, an award of Restricted Stock Units (as defined in the 2014 Plan) to acquire a number of shares of Common Stock (rounded down to the nearest whole number) equal to the quotient obtained by dividing (i) $100,000 by (ii) the Fair Market Value (as defined in the 2014 Plan) of a share of Common Stock on the date of grant (rounded down to the nearest two decimal places) (each such grant, an “Initial RSU Award”). On the date of each annual meeting of the Company’s stockholders to occur on or after the effective date of the 2014 Plan, each Non-Employee Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, an award of Restricted Stock Units to acquire a number of shares of Common Stock (rounded down to the nearest whole number) equal to the quotient obtained by dividing (i) $50,000 by (ii) the Fair Market Value (as defined in the 2014 Plan) of a share of Common Stock on the date of grant (rounded down to the nearest two decimal places) (each such grant, an “Annual RSU Award” and, together with the Initial RSU Awards, the “RSU Awards”).

One-third (1/3rd) of each RSU Award will vest on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant, subject to the holder’s continued status as a Non-Employee Director through each applicable vesting date; provided, however, that each RSU Award will vest in full (to the extent then-unvested) upon the holder’s Termination of Service (as defined in the 2014 Plan) due to his or her death. In addition, each RSU Award will vest in full immediately prior to a Change in Control (as defined in the 2014 Plan), subject to the holder’s continued status as a Non-Employee Director through at least immediately prior to such Change in Control (as defined in the 2014 Plan).

On June 10, 2015, the Board amended and restated the Policy. The only change effectuated by the amendment and restatement was the date of the Annual RSU Awards, which was changed to the date of the adoption of the amendment and restatement and each anniversary thereof. On October 9, 2015, the Board amended and restated the Policy as amended and restated on June 10, 2015. The only change effectuated by the amendment and restatement was the date of the Annual RSU Awards, which was changed to the date of the adoption of the amendment and restatement and each anniversary thereof.

On November 9, 2017, the Board amended and Restated the Policy as amended and restated on October 9, 2015. The only changes 20effectuated by the amendment and restatement were to change the dollar amounts in the formulas used to determine the Initial RSU Award and the Annual RSU Award to $130,000 and $65,000, respectively. These dollar amounts were based on recommendations by Towers.

2017 Director Compensation

We use a combination of cash and equity incentives to compensate our non-employee directors. Directors who are also our employees received no compensation for their service on our Board of Directors in Fiscal 2017. To determine the appropriate level of compensation for our non-employee directors, we take into consideration the significant amount of time and dedication required by the directors to fulfill their duties on our Board of Directors and Board of Directors committees as well as the need to continue to attract highly qualified candidates to serve on our Board of Directors. The information provided in the following table reflects the compensation received by our directors for their service on our Board of Directors in Fiscal 2017.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
Scott J. Adelson	$61,000	$50,000	$—	$—	$111,000
Rudolph Borneo	$90,000	$50,000	$—	$—	$140,000
David Bryan	$62,444	$150,000	$—	$—	$212,444
Joseph Ferguson	$67,444	$150,000	$—	$—	$217,444
Philip Gay	$106,000	$50,000	$—	$—	$156,000
Duane Miller	$88,500	$50,000	$—	$—	$138,500
Jeffrey Mirvis	$83,000	$50,000	$—	$—	$133,000
Timothy D. Vargo	$7,762	$100,000	$—	$—	$107,762
Barbara L. Whittaker	$7,762	$100,000	$—	$—	$107,762
(1)	Award amounts reflect the aggregate grant date fair value of the awards.

For Fiscal 2017, each of our non-employee directors was entitled to receive annual compensation of $40,000 and a fee of $3,000 for attending each Board of Directors meeting, $2,000 for attending each Audit Committee meeting and $1,000 for each Compensation Committee meeting. Each director is also reimbursed for reasonable out-of-pocket expenses incurred to attend Board of Directors or Board of Directors committee meetings. For Fiscal 2017, we paid Mr. Gay an additional $20,000 per year for assuming the responsibility for being Chairman of our Audit and Ethics Committees, we paid Mr. Borneo an additional $5,000 per year for assuming the responsibility for being Chairman of our Compensation Committee, and beginning August 2015 we paid Mr. Miller an additional $2,500 for being Chairman of our Nominating and Corporate Governance Committee.

As discussed above, under the 2014 Plan, we adopted a director equity compensation policy pursuant to which each non-employee director is granted an award of restricted stock units with a grant date fair value of $100,000 upon their election to our Board of Directors. In addition, each non-employee director is awarded restricted stock units with a grant date fair value of $50,000 for each full year of service on our Board of Directors. As discussed above, on November 9, 2017 our Board adopted an amendment and restatement of this policy pursuant to which these dollar amounts were changed to $130,000 and $65,000, respectively.

Indemnification of Executive Officers and Directors

Article Seven of our Restated Certificate of Incorporation provides, in part, that to the extent required by New York Business Corporation Law, or NYBCL, no director shall have any personal liability to us or our shareholders for damage for any breach of duty as such director, provided that each such director shall be liable under the following circumstances: (a) in the event that a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director’s acts violated Section 719 of the NYBCL or (b) for any act or omission prior to the adoption of Article Seven of our Restated Certificate of Incorporation.

Article Nine of our Amended and Restated Bylaws provide that we shall indemnify any person, by reason of the fact that such person is or was a director or officer of our Company or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at our request, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees incurred as a result of an action or proceeding, or any appeal therefrom, provided, however, that no indemnification shall be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

We may purchase and maintain insurance for our own indemnification and for that of our directors and officers and other proper persons as described in Article Nine of our Amended and Restated Bylaws. We maintain and pay premiums for directors’ and officers’ liability insurance policies.

We are incorporated under the laws of the State of New York and Sections 721-726 of Article 7 of the NYBCL provide for the indemnification and advancement of expenses to directors and officers. Section 721 of the NYBCL provides that indemnification and advancement of expenses provisions contained in the NYBCL shall not be deemed exclusive of any rights which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 722 of the NYBCL permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of that corporation, or served another entity in any capacity at the request of that corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service of another entity, not opposed to, the best interests of that corporation and, in criminal actions or proceedings, who in addition had no reasonable cause to believe that his or her conduct was unlawful. However, no indemnification may be made to, or on behalf of, any director or officer in a derivative suit in respect of (a) a threatened action or a pending action that is settled or otherwise disposed of or (b) any claim, issue or matter for which the person has been adjudged to be liable to the corporation, unless and only to the extent that a court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that the person is fairly and reasonably entitled to indemnify for that portion of settlement and expenses as the court deems proper.

Section 723 of the NYBCL permits a New York corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

The foregoing is only a summary of the described sections of the NYBCL and our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws and is qualified in its entirety by the reference to such sections and charter documents.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors determines the compensation of our officers and directors. None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any members of our Board of Directors or our Compensation Committee is an executive officer.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of November 2, 2017, certain information as to the common stock ownership of each of our named executive officers, directors, all executive officers and directors as a group and all persons known by us to be the beneficial owners of more than five percent of our common stock. The percentage of common stock beneficially owned is based on 19,069,594 shares of common stock outstanding as of November 2, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of November 2, 2017 are deemed outstanding, while these shares are not deemed outstanding for determining the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address of the stockholder is c/o Motorcar Parts of America, Inc. 2929 California Street, Torrance, CA 90503.

Name and address of Beneficial Shareholder	Amount and Nature of Beneficial Ownership(1)	Percent of Class
BlackRock Fund Advisors(2)	2,146,655	11.3%
55 East 52nd Street, New York, NY 10055
Fine Capital Management, LLC(2)	1,775,626	9.3
590 Madison Avenue, 27th Floor, New York, New York 10022
Columbia Management Investment Advisers, LLC(2)	1,167,740	6.1
225 Franklin Street, Boston, MA 02110
Wellington Management Company(2)	1,145,695	6.0
280 Congress Street, Boston, MA 02210
Dimensional Fund Advisors, L.P. (U.S.)(2)	1,076,980	5.6
1299 Ocean Ave, Santa Monica, CA 90401
The Vanguard Group Inc.(2)	1,005,058	5.3
P.O. Box 1110, Valley Forge, PA 19482-1110
Selwyn Joffe(3)	486,705	2.5
Scott Adelson(4)	53,387		*
Rudolph Borneo(5)	41,387		*
Bryan David	2,453		*
Ferguson Joseph Edwin	2,796		*
Philip Gay(6)	21,387		*
Duane Miller(7)	13,387		*
Jeffrey Mirvis(8)	50,387		*
Doug Schooner(9)	18,422		*
Michael Umansky(10)	42,833		*
David Lee(11)	78,262		*
Directors and executive officers as a group — 11 persons(12)	811,406	4.2%
*	Less than 1% of the outstanding common stock.
(1)	The listed shareholders, unless otherwise indicated in the footnotes below, have direct ownership over the amount of shares indicated in the table.
(2)	Based on information contained in filings made by such stockholders with the SEC on as reported in each such stockholder's most recent Schedule 13F filing. Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by these stockholders.
(3)	Includes 351,434 shares issuable upon exercise of currently exercisable options granted under the 2010 Long Term Incentive Plan.
(4)	Includes 40,000 shares issuable upon exercise of currently exercisable options granted under the 2004 Non-Employee Director Stock Option Plan.
(5)	Includes 18,000 shares issuable upon exercise of currently exercisable options granted under the 2004 Non-Employee Director Stock Option Plan.
(6)	Includes 18,000 shares issuable upon exercise of currently exercisable options granted under the 2004 Non-Employee Director Stock Option Plan.
(7)	Includes 9,000 shares issuable upon exercise of currently exercisable options granted under the 2004 Non-Employee Director Stock Option Plan.

(8)	Includes 37,000 shares issuable upon exercise of currently exercisable options granted under the 2004 Non-Employee Director Stock Option Plan.
(9)	Includes 13,134 shares issuable upon exercise of currently exercisable options granted under the 2010 Incentive Award Plan.
(10)	Includes 35,801 shares issuable upon exercise of currently exercisable options granted under the 2010 Incentive Award Plan.
(11)	Includes 69,034 shares issuable upon exercise of currently exercisable options granted under the 2010 Incentive Award Plan.
(12)	Includes 469,403 shares issuable upon exercise of currently exercisable options granted under the 2010 Incentive Award Plan and 122,000 shares issuable upon exercise of currently exercisable options granted under the 2004 Non-Employee Director Stock Option Plan.

Equity Compensation Plan Information

The table below sets forth the following information as of November 2, 2017 for (i) all compensation plans previously approved by shareholders; and (ii) all compensation plans not previously approved by shareholders:

(1)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights:
(2)	the weighted-average exercise price of such outstanding options, warrants and rights;
(3)	the weighted-average remaining term for such outstanding options, warrants and rights; and
(4)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options warrants and rights (b)		Weighted-average remaining term of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c )
Equity compensation plans approved by securities holders	1,301,370	(1)	$16.72	(2)	5.88	621,593	(3)
Second Amended and Restated 2010 Plan.	1,138,710	(4)	$17.83	(2)	6.40	384,617	(3)
Second Amended and Restated 2010 Plan (stock options)	1,043,041		$17.83	(2)	6.80	N/A
Second Amended and Restated 2010 Plan (restricted stock units).	95,669		N/A	(2)	1.98	N/A
2014 Non-Employee Director Incentive Award Plan	40,660	(5)	N/A	(2)	2.00	236,976	(3)
Other plans	122,000		$7.30	(2)	2.32	—	(3)

Equity compensation plans not approved by security holders.	N/A		N/A			N/A

Total	1,301,370		$16.72			621,593
(1)	Consists of (i) options issued pursuant to our 2004 Non-Employee Director Stock Option Plan and the Second Amended and Restate 2010 Incentive Award Plan (the “2010 Plan”) and (ii) restricted stock units (“RSUs”) issued under our 2010 Plan and the 2014 Plan.
(2)	The weighted average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(3)	Consists of shares available for issuance under our 2010 Plan and 2014 Plan.
(4)	Includes 95,669 RSUs and no restricted stock.
(5)	Includes 40,660 RSUs and no restricted stock.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected Ernst & Young LLP as the independent registered public accountants to audit our consolidated financial statements for the fiscal year ending March 31, 2018. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders. These representatives will have an opportunity to make a statement and will be available to respond to questions regarding appropriate matters. Our Board of Directors believes it is appropriate to submit for ratification by our shareholders the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending March 31, 2018. Your ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending March 31, 2018 does not preclude the Audit Committee from terminating its engagement of Ernst & Young LLP and retaining new independent registered public accountants, if it determines that such an action would be in our best interest.

The Board of Directors recommends that shareholders vote FOR this proposal.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees our auditing procedures, receives and accepts the reports of our internal systems of accounting and management controls and makes recommendations to the Board of Directors as to the selection and appointment of our auditors.

The Audit Committee recommended to the Board of Directors the approval of the independent accountants engaged to conduct the independent audit. The Audit Committee met with management and the independent accountants to review and discuss the March 31, 2017 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee reviewed written disclosures from the independent accountants regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent accountants, the independent accountants’ independence.

Based on the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2017 that has been filed with the SEC and mailed with this proxy statement.

The following table summarizes the total fees we paid to our independent certified public accountants, Ernst & Young LLP, for professional services provided during the following fiscal years ended March 31:

	2017	2016	2015
Audit Fees	$1,640,000	$1,623,000	$1,676,000
Tax Fees	251,000	234,000	168,000
All Other Fees	39,000	—	—
Total	$1,930,000	$1,857,000	$1,844,000

Audit fees in Fiscal 2017, 2016 and 2015 consisted of (i) the audit of our annual financial statements, (ii) the reviews of our quarterly financial statements, and (iii) audit of internal control over financial reporting.

Tax fees in Fiscal 2017, 2016 and 2015 related primarily to the preparation of federal and state tax returns, transfer pricing, and federal and state examinations.

Our Audit Committee must pre-approve all audit and non-audit services to be performed by our independent auditors and will not approve any services that are not permitted by SEC rules. All of the audit and non-audit related fees in Fiscal 2017, 2016 and 2015 were pre-approved by the Audit Committee.

PROPOSAL NO. 3
APPROVAL OF OUR THIRD AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN

Our Board of Directors is asking our shareholders to approve the Third Amended and Restated 2010 Incentive Award Plan (the “Third Amended and Restated Plan”), which will amend and restate the 2010 Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by 1,200,000, and (ii) make certain other changes including, but not limited to:

•	amending the Change in Control definition to clarify that a Change in Control transaction occurs upon consummation of a Change in Control transaction (rather than upon shareholder approval of the transaction),
•	expanding the eligible participants to include certain consultants and advisors to the Company and its affiliates,
•	providing that the aggregate number of shares available for issuance will be reduced by 2 shares for each share subject to an award other than a stock option or stock appreciation right (a “Full Value Award”) that is granted on or after the effective date of the Third Amended and Restated Plan, and that the number of shares available for issuance will be increased by 2 shares for each share subject to a Full Value Award granted on or after the effective date of the Third Amended and Restated Plan that again becomes available for grant pursuant to the terms of the Third Amended and Restated Plan,
•	increasing the maximum aggregate number of shares with respect to which Awards (as defined therein) may be granted to any one person during any calendar year from 400,000 to 500,000,
•	providing that dividends and dividend equivalents payable in connection with all awards (previously only performance-based vesting awards) granted under the Third Amended and Restated Plan will only be paid out to the extent that the time- and performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest,
•	expanding the list of potential performance criteria for Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code (see “Description of the Third Amended and Restated 2010 Incentive Award Plan” below for the expanded list of performance criteria); and
•	permitting the Company to withhold shares in connection with a net-share settlement of an Award based on the holder’s maximum individual statutory withholding rates for the applicable jurisdiction.

We believe that the Third Amended and Restated Plan will be an essential element of our competitive compensation package.

In addition, we are asking shareholders to approve the Third Amended and Restated Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code (“Section 162(m)”).

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Third Amended and Restated Plan is discussed below, and stockholder approval of this proposal will be deemed to constitute approval of the material terms of the Third Amended and Restated Plan for purposes of the shareholder approval requirements of Section 162(m).

Shareholder approval of the material terms of the performance goals of the Third Amended and Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Third Amended and Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission for shareholder approval of the material terms of the performance goals of the Third Amended and

Restated Plan should not be viewed as a guarantee that we will be able to deduct all compensation under the Third Amended and Restated Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

The Board of Directors recommends that shareholders vote FOR this proposal.

Reasons for Voting for this Proposal

Long-Term Equity is a Key Component of our Compensation Strategy. Our compensation strategy is to compensate our personnel in a manner that retains the highly talented employees and consultants necessary to manage and staff our business in a competitive industry. Our employees are our most valuable asset and we strive to provide them with compensation packages that are competitive, reward personal and company performance, and help meet our retention needs. We believe that equity-based awards, the value of which depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element to achieving our compensation goals. Equity-based awards also reinforce employees' incentives to manage our business as owners, aligning employees' interests with those of our shareholders. We believe we must continue to use equity-based compensation on a broad basis to help attract, retain, and motivate service providers to continue to grow our business. As of November 2, 2017, there were approximately 124 employees (including executive officers) who held outstanding equity-based awards granted under the 2010 Plan. As discussed above, we have adopted stock ownership guidelines for our named executive officers. Our equity-based awards to our named executive officers are designed to support achievement of the stock ownership levels set forth in those guidelines.

Requested Share Reserve Increase is Reasonable and Required to Meet our Forecasted Needs. Our Board of Directors believes it is necessary to reserve additional shares of our common stock under the Third Amended and Restated Plan to meet our anticipated equity-based compensation needs for future years. Our Board of Directors anticipates that the additional 1,200,000 shares will meet those needs for the next six years. When determining the increase in the number of shares of common stock reserved for issuance under the Third Amended and Restated Plan, our Board considered that we must be able to continue to use equity-based compensation arrangements to help us achieve our goal of attracting, retaining and motivating our personnel. Our Board also considering the following:

•	As of November 2, 2017, the number of shares of common stock that remained available for issuance under the 2010 Plan was 384,617, and we had 19,069,594 shares of common stock outstanding.
•	In Fiscal 2017, Fiscal 2016 and Fiscal 2015, our usage of shares of our common stock for the 2010 Plan as a percentage of our outstanding stock (i.e., our “burn rate”) was 1.67%, 1.13% and 1.50%, respectively. Our burn rate was calculated by dividing the number of shares subject to awards granted during the fiscal year by the weighted average number of shares outstanding during the fiscal year. Our average annual burn rate over this three-year period was 1.43%.
•	Our Board of Directors anticipates that the proposed share increase will be sufficient for us to continue granting equity-based awards under the Third Amended and Restated Plan through 2023 based on our average burn rate over the past three fiscal years. We are unable to predict our actual future burn rate which will depend on a number of factors including the competitive dynamics for attracting, retaining and motivating our current and future employees, our future stock price, the impact of any future acquisitions we may make, any changes in tax laws, and any changes in accounting rules related to share-based compensation and other factors.

New Plan Benefits

Future benefits under our Third Amended and Restated Plan are generally discretionary and therefore are not currently determinable.

Awards Granted Since Inception

The following table provides information as of November 2, 2017, with respect to awards granted under the 2010 Plan to our individual named executive officers and other groups since the inception of the 2010 Plan. This table does not include non-employee directors as they are not eligible to participate in the 2010 Plan. On October 30, 2017, the record date, the closing price of our common stock was $29.07 per share.

Name	Number of Shares Underlying Option Grants	Number of Shares Restricted Stock Grants	Number of Shares Restricted Stock Unit Grants
Selwyn Joffe	449,100	97,767	104,189
David Lee	87,600	11,600	13,700
Steve Kratz	90,700	13,900	10,900
Doug Schooner	64,100	8,100	10,900
Michael Umansky	67,600	8,300	10,400
All current Executive Officers as a group	759,100	139,667	150,089
All Employees Who Are Not Executive Officers as a Group	408,476	49,500	68,533
Totals	1,167,576	189,167	218,622

Shareholder Approval

Our Board of Directors approved the Third Amended and Restated Plan on November 15, 2017, subject to shareholder approval. If shareholders do not approve this proposal, the proposed additional shares will not become available for issuance, the Third Amended and Restated Plan will not become effective and the 2010 Plan will continue in full force and effect and we may continue to grant performance-vesting and other equity awards under the 2010 Plan, whether or not such awards are subject to Section 162(m)’s compensation deduction limit.

The Third Amended and Restated Plan Includes Compensation and Governance Best Practices

The Third Amended and Restated Plan includes provisions that we consider to be best practices for compensation and corporate governance purposes. These provisions protect our stockholders' interest, as follows:

•	Administration. The Third Amended and Restated Plan is administered by the Compensation Committee, which consists entirely of independent non-employee directors.
•	Repricing or Exchange Programs are Not Allowed. The Third Amended and Restated Plan does not permit outstanding options or stock appreciation rights to be repriced or exchanged for other awards absent shareholder approval.
•	Limited Transferability. Awards under the Third Amended and Restated Plan generally may not be sold, assigned, transferred, pledged, or otherwise encumbered, unless otherwise approved by the administrator.
•	No Dividends or Dividend Equivalents on Unvested Time-Based and Performance-Based Awards. The Third Amended and Restated Plan provides that a participant has no right to receive dividends or dividend equivalents on unvested time-based and performance-based Awards until the Awards fully vest.
•	No Single-Trigger Accelerated Vesting. Unvested Awards under the Third Amended and Restated Plan do not automatically vest upon a Change in Control.

Description of the Third Amended and Restated 2010 Incentive Award Plan

A description of the principal features of the Third Amended and Restated Plan is set forth below and is qualified in its entirety by the terms of the Third Amended and Restated Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility; Administration. Employees of our Company or any of its affiliates and consultants or advisers engaged to provide services to our Company or any of its affiliates who qualify as a consultant or adviser under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement are eligible to receive awards under the Third Amended and Restated Plan. Approximately 2,989 employees and approximately 70 consultants are eligible to receive awards under the Third Amended and Restated Plan; however, as of November 2, 2017, approximately

124 employees and no consultants participate in the 2010 Plan. The Third Amended and Restated Plan is administered by our Compensation Committee, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Third Amended and Restated Plan, subject to its express terms and conditions.

Limitation on Awards and Shares Available. If this proposal is approved, then an aggregate of 3.95 million shares of our common stock will be available for issuance under awards granted pursuant to the Third Amended and Restated Plan, which shares may be treasury shares, authorized but unissued shares, or shares purchased in the open market. The number of authorized shares will be reduced by 1 share for each share issued pursuant to a stock option or stock appreciation right (“SAR”) and by 2.5 shares for each share subject to a Full Value Award (which generally includes awards other than stock options and SARs, such as restricted stock and restricted stock units) granted prior to the effective date of the Third Amended and Restated Plan and by 2 shares for each share subject to a Full Value Award granted on or after the effective date of the Third Amended and Restated Plan.

The following types of shares will be added back to the available share limit under the Third Amended and Restated Plan: (x) shares subject to awards that are forfeited, expire or are settled for cash, and (y) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares will not be added back to the available share limit under the Third Amended and Restated Plan: (A) shares tendered by a participant or withheld by the Company in payment of the exercise price of an option; (B) shares withheld to satisfy any tax withholding obligation with respect to an award; (C) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (D) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the Third Amended and Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction will not reduce the shares authorized for grant under the Third Amended and Restated Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Third Amended and Restated Plan during any calendar year is 500,000, and the maximum amount that may be paid in cash pursuant to the Third Amended and Restated Plan to any one participant during any calendar year is $5,000,000.

Awards. The Third Amended and Restated Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), restricted stock, restricted stock units (“RSUs”), performance awards, dividend equivalent rights, stock payments, deferred stock, deferred stock units, SARs and cash awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Third Amended and Restated Plan. Certain awards under the Third Amended and Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•	Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other Code requirements are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options, may include continued service, performance and/or other conditions.
•	Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.

•	Restricted Stock; Deferred Stock; RSUs; Performance Awards. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends which are paid prior to vesting will only be paid to the extent that the applicable vesting conditions are subsequently satisfied and the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance awards are contractual rights to receive a range of shares of our common stock, cash, or a combination of cash and shares, in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, deferred stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
•	Stock Payments. Stock payments are awards of fully vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.
•	Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents that are based on dividends paid prior to the vesting of an award will only be paid to the extent that the vesting conditions are subsequently satisfied and the award vests.

Performance Awards. All awards may be granted as performance awards (in addition to those identified above as performance awards), meaning that any such award will be subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation” (“QPBC”) within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m).

For purposes of the Third Amended and Restated Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings or loss per share; (xviii) adjusted earnings or loss per share; (xix) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends) of Common Stock; (xx) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) productivity; (xxv) operating efficiency; (xxvi) economic value-added; (xxvii) cash flow return on capital; (xxviii) return on net assets; (xxix) funds available for distributions; (xxx) sales and sales unit volume; (xxxi) licensing revenue; (xxxii) brand recognition and acceptance; (xxxiii) inventory; (xxxiv) inventory turns or cycle time; (xxxv) market penetration and geographic business expansion; (xxxvi) customer satisfaction/growth; (xxxvii) customer service; (xxxiii) employee satisfaction; (xxxix) recruitment and maintenance of personnel; (xl) human resources management; (xli) supervision of litigation and other legal matters; (xlii) strategic partnerships and transactions; (xliii) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xliv) new or existing store results and operations and new store openings; (xlv) supply chain achievements; (xlvi) debt levels or reductions; (xlvii) sales-related goals; (xliii) same store sales; (xlix) financing and other capital raising transactions; (l) year-end cash; (li) acquisition activity; (lii) investment sourcing activity; and (liii) marketing initiatives, The Third Amended and Restated Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the Third Amended and Restated Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Third Amended and Restated Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Third Amended and Restated Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity refuses to assume or substitute for outstanding awards, then the administrator may cause (i) any or all of such Awards (or portion thereof) to terminate in exchange for cash, rights or other property as specified in the Third Amended and Restated Plan or (ii) any or all of such Awards (or portion thereof) to vest in full immediately prior to the transaction. If the surviving entity assumes or substitutes for outstanding awards, and a participant undergoes a termination of employment by reason of “Involuntary Termination” or “Good Reason” (both as defined in the Third Amended and Restated Plan) on or within two years following the change in control, then all of the participant’s awards assumed or substituted for will vest in full. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability; Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Third Amended and Restated Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Third Amended and Restated Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. The Board of Directors may amend or terminate the Third Amended and Restated Plan at any time; however, except in connection with certain changes in capital structure, shareholder approval will be required for any amendment that increases the number of shares available under the Third Amended and Restated Plan or “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares). No award may be granted pursuant to the Third Amended and Restated Plan after the tenth anniversary of the date on which we adopted the Third Amended and Restated Plan.

Federal Income Tax Consequences. The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Third Amended and Restated Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Non-Qualified Options. If an optionee is granted an NSO under the Third Amended and Restated Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Other Awards. The current federal income tax consequences of other awards authorized under the Third Amended and Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, performance share awards, performance awards (including cash bonuses), stock payments, dividend equivalents, and other incentive awards are generally subject to tax at the time of payment.

Section 409A of the Code. Certain types of awards under the Third Amended and Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Third Amended and Restated Plan and awards granted under the Third Amended and Restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A.

Section 162(m) of the Code.

Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation paid to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Third Amended and Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to QPBC. In order to qualify for the exemption for QPBC, Section 162(m) requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the QPBC exemption if (i) the awards are made by a compensation committee comprised of “outside directors”, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The Third Amended and Restated Plan has been designed to permit our Compensation Committee to grant stock options, SARs and other awards which will qualify as QPBC.

If the Third Amended and Restated Plan is approved by our stockholders, our Compensation Committee may, but is not obligated to, grant awards under the Third Amended and Restated Plan that constitute QPBC under Section 162(m).

PROPOSAL NO. 4
ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Our Board is committed to a compensation philosophy and program that promotes our ability to attract, retain and motivate individuals who can achieve superior financial results. As part of that commitment, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our shareholders are being asked to approve in an advisory resolution the compensation of our named executive officers as reported in this proxy statement. Our Board previously determined to provide our shareholders with the opportunity to vote, on a non-binding, advisory basis, on our named executive officers’ compensation every year.

This proposal is our “say on pay” proposal. It gives you the opportunity to let us know how you view the overall compensation of our named executive officers and the policies and practices described in this proxy statement. It is not intended to address any specific item of compensation. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement – our CD&A, the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program. Your vote will not directly affect or otherwise limit any compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it is non-binding on our Board; however, our Board will take into account the outcome of the vote on the say on pay proposal when considering future compensation. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “MISCELLANEOUS - Shareholder Communications with Our Board.”

Accordingly, in compliance with the Dodd-Frank Act, we ask you to approve the following resolution:

“RESOLVED, that the shareholders of Motorcar Parts of America, Inc. approve on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this proxy statement.”

The Board of Directors recommends that shareholders vote FOR this proposal.

PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also gives you the opportunity to cast a non-binding advisory vote on how often the Company should include a say on pay proposal in its proxy materials for future annual or other meetings where directors are to be elected and for which the Company must include executive compensation information. You may vote to have the say on pay proposal included every 1 year, every 2 years or every 3 years. You may also abstain from voting.

The Dodd-Frank Act requires a non-binding advisory vote on frequency of say on pay votes every six years. Our first non-binding advisory vote on frequency of say on pay was at our annual meeting held on March 21, 2012. Our shareholders voted at the annual meeting held on March 21, 2012 on a non-binding advisory basis in favor of having a say on pay vote every 1 year.

Our Board is recommending that we continue to hold a say on pay vote every year as we have since our annual meeting held on March 21, 2012. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow out shareholders to provide us with direct and prompt input on our compensation philosophy, policies, and practices as disclosed in the proxy statement every year. Shareholdings should be aware, however, that because the say on pay vote occurs in the midst of the compensation year, and because the different elects of our executive compensation programs are designed to operate in an integrated and complementary manner, it may not be feasible or appropriate to change our executive compensation programs in consideration of any given year’s say on pay vote prior to the next annual meeting of shareholders. However, our Board believes that a say on pay vote every 1 year is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive and corporate governance matters.

The enclosed form of proxy provides a means for you to vote “Every 1 Year,” “Every 2 Years,” “Every 3 Years” or to “Abstain” on this proposal. Each properly executed proxy received in time for the meeting will be voted as specific therein. Abstentions will have no effect on the outcome of the vote on this proposal.

The Board of Directors recommends that shareholders vote to hold future advisory votes on the compensation of our named executive officers Every 1 Year.

MISCELLANEOUS

Shareholder Proposals

To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on July 23, 2018. Proposals should be addressed to Corporate Secretary, Motorcar Parts of America, Inc., 2929 California Street, Torrance, California 90503.

Our Amended and Restated By-Laws require that any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the next annual meeting of shareholders, must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders. As a result, proposals, including director nominations, submitted pursuant to the provisions of our Amended and Restated By-Laws must be received no earlier than August 20, 2018 nor later than September 19, 2018. Proposals should be addressed to Corporate Secretary, 2929 California Street, Torrance, California 90503 and include the information set forth in our Amended and Restated By-Laws. SEC Rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder’s compliance with these deadlines.

Shareholder Communication with our Board

Any communications from shareholders to our Board of Directors must be addressed in writing and mailed to the attention of the Board of Directors, c/o Corporate Secretary, 2929 California Street, Torrance, California 90503. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and forward these communications to the directors, in accordance with the judgment of our Chairman of the Board. Any matter relating to our financial statements, accounting practices or internal controls should be addressed to the Audit Committee Chairman.

Other Matters

We are not aware of any matters other than those specifically referred to in this Proxy Statement that may be brought before the meeting. If any other matters or motions should properly come before the meeting, including a motion to postpone or adjourn the meeting, the persons named in the Proxy intend to vote on any such matter in accordance with their best judgment, including any matters or motions dealing with the conduct of the meeting.

Annual Report on Form 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and the Form 10-K/A as filed with the Securities and Exchange Commission on July 31, 2017 are being mailed to each shareholder of record together with this proxy statement.

Proxies

All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign, date and promptly return the enclosed form of Proxy.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (i) notify your broker or (ii) direct your written request to: Motorcar Parts of America, Inc. Attn: Corporate Secretary, 2929 California Street, Torrance, California 90503, telephone: (310) 212-7910. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

By order of the Board of Directors

Michael M. Umansky,
Secretary

November 20, 2017

APPENDIX A

MOTORCAR PARTS OF AMERICA, INC.
THIRD AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN

ARTICLE 1.
PURPOSE

The Third Amended and Restated 2010 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) amends and restates in its entirety the Amended and Restated 2010 Incentive Award Plan. The purpose of the Plan is to promote the success and enhance the value of Motorcar Parts of America, Inc. (the “Company”) by linking the individual interests of Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1   “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2   “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3   “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4   “Approval Date” shall mean the date that the Plan is approved by the Company’s stockholders.

2.5   “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6   “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7   “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8   “Board” shall mean the Board of Directors of the Company.

2.9   “Cause” shall mean an Eligible Individual’s breach of his or her written employment agreement (or consulting or advisory contract), in the event one exists, or if the Administrator determines that such Eligible Individual is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or an action that might reasonably injure the Company, Parent or Subsidiary or their business interests or reputation.

2.10   “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as such Schedule, Regulation and Act were in effect on the date of adoption of the Plan by the Board, assuming that such Schedule, Regulation and Act applied to the Company, provided that such change in control shall be deemed to have occurred at such time as:

(a)   any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company or an affiliate of the Company) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule

13d-3 under the Exchange Act) of securities representing 30% or more of the combined voting power for election of members of the Board of the then outstanding voting securities of the Company or any successor of the Company;

(b)   during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

(c)   the consummation by the Company of any merger or consolidation to which the Company is a party as a result of which the persons who were equity holders of the Company immediately prior to the effective date of the merger or consolidation (and excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than 50% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity following the effective date of such merger or consolidation; or

(d)   the consummation by the Company of any merger or consolidation as a result of which the equity interests in the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earnings power of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

2.11   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.12   “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.13   “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.14   “Company” shall have the meaning set forth in Article 1.

2.15   “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16   “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.17   “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.18   “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.19   “Director” shall mean a member of the Board, as constituted from time to time.

2.20   “Disability” shall mean any complete and permanent disability as defined in Section 22(e)(3) of the Code and determined in accordance with the procedures set forth in the regulations, thereunder.

2.21   “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.22   “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.23   “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.24   “Eligible Individual” shall mean any person who is an Employee or a Consultant, as determined by the Committee.

2.25   “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.26   “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.27   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.28   “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)   If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.29   “Full Value Award” shall mean any Award that is settled in Shares other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.30   “Good Reason” shall mean an Employee’s resignation within two years of a Change in Control, caused by and within ninety (90) days of the following: (a) without the express written consent of Employee, any duties that are assigned that are materially inconsistent with Employee’s position, duties and status with the Company at the time of the Change in Control; (b) any action by the Company that results in a material diminution in the position, duties or status of Employee with the Company at the time of the Change in Control or any transfer or proposed transfer of Employee for any extended period to a location outside his principal place of employment at the time of the Change in Control without his consent, except for a transfer or proposed transfer for strategic reallocations of the personnel reporting to Employee; (c) the base annual salary of Employee, as the same may hereafter be increased from time to time, is reduced; or (d) without limiting the generality or effect of the foregoing, the Company fails to comply with any of its material obligations hereunder.

2.31   “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.32   “Holder” shall mean a person who has been granted an Award.

2.33   “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.34   “Involuntary Termination” shall mean the termination of an Eligible Individual’s service with the Company or an Affiliate by the Company or an Affiliate other than for Cause or due to the Eligible Individual’s death or Disability, or, if such Eligible Individual is an Employee, by the Eligible Individual for Good Reason or in connection with the Eligible Individual’s Retirement.

2.35   “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.36   “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.37   “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Consultants shall only be Non-Qualified Stock Options.

2.38   “Option Term” shall have the meaning set forth in Section 6.4.

2.39   “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.40   “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.41   “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.42   “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings or loss per share; (xviii) adjusted earnings or loss per share; (xix) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends) of Common Stock; (xx) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) productivity; (xxv) operating efficiency; (xxvi) economic value-added; (xxvii) cash flow return on capital; (xxviii) return on net assets; (xxix) funds available for distributions; (xxx) sales and sales unit volume; (xxxi) licensing revenue; (xxxii) brand recognition and acceptance; (xxxiii) inventory; (xxxiv) inventory turns or cycle time; (xxxv) market penetration and geographic business expansion; (xxxvi) customer satisfaction/growth; (xxxvii) customer service; (xxxiii) employee satisfaction; (xxxix) recruitment and maintenance of personnel; (xl) human resources management; (xli) supervision of litigation and other legal matters; (xlii) strategic partnerships and transactions; (xliii) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xliv) new or existing store results and operations and new store openings; (xlv) supply chain achievements; (xlvi) debt levels or reductions; (xlvii) sales-related goals; (xliii) same store sales; (xlix) financing and other capital raising transactions; (l) year-end cash; (li) acquisition activity; (lii) investment sourcing activity; and (liii) marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)   The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.43   “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.44   “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.45   “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.46   “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.47   “Plan” shall have the meaning set forth in Article 1.

2.48   “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.49   “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.50   “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.51   “Retirement” shall mean the termination of employment by the Company, Parent or Subsidiary constituting retirement, as determined by the Administrator.

2.52   “Securities Act” shall mean the Securities Act of 1933, as amended.

2.53   “Share Limit” shall have the meaning set forth in Section 3.1(a).

2.54   “Shares” shall mean shares of Common Stock.

2.55   “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.56   “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.57   “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.58   “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.59   “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.60   “Termination of Service” shall mean:

(a)   As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service was by reason of Cause, Disability, Good Reason, or Retirement and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)   Subject to Section 14.2 and Section 3.1(b) hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 3,950,000 (the “Share Limit”); provided, however, that the Share Limit shall be reduced by (i) 2.5 shares for each Share delivered in settlement of any Full Value Award that is granted prior to the Effective Date (including, for the avoidance of doubt, each Share delivered in settlement of any Full Value Award that is granted prior to the Effective Date, but which is settled following the Effective Date) and (ii) 2 shares for each Share delivered in settlement of any Full Value Award that is granted on or after the Effective Date.

(b)   If any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grant of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 14.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2   Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3   Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 500,000, and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.

ARTICLE 4.
GRANTING OF AWARDS

4.1   Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2   Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3   Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4   At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5   Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or Award Limits contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6   Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1   Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2   Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3   Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4   Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5   Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6   Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.
GRANTING OF OPTIONS

6.1   Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2   Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3   Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4   Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5   Option Vesting.

(a)   The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b)   No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6   Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the

Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7   Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7.
EXERCISE OF OPTIONS

7.1   Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2   Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each Option outstanding on the last business day of the applicable Option Term with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the last business day of the Option Term. In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the last business day of the Option Term shall be exercised pursuant to this Section 7.2.

7.3   Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)   In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

7.4   Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.
AWARD OF RESTRICTED STOCK

8.1   Award of Restricted Stock.

(a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2   Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock subject to restrictions or vesting conditions as described in Section 8.3, except in connection with a spin-off or other similar event as otherwise permitted under Section 14.2, dividends which are paid prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid out to the Holder to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests, and dividends paid with respect to Restricted Stock that does not vest shall be forfeited.

8.3   Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4   Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.4, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5   Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of

Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6   Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.
AWARD OF RESTRICTED STOCK UNITS

9.1   Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2   Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3   Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.4   Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.4.

9.5   Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6   Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee or Consultant, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7   No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8   Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1   Performance Awards.

(a)   The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)   Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2   Dividend Equivalents.

(a)   Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests, and Dividend Equivalents payments with respect to the portion of an Award that does not vest shall be forfeited.

(b)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3   Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4   Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5   Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6   Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7   Purchase Price. The Administrator may establish the purchase price of a Performance Award, shares distributed as a Stock Payment award, shares of Deferred Stock or shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

10.8   Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Eligible Individual. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.
AWARD OF STOCK APPRECIATION RIGHTS

11.1   Grant of Stock Appreciation Rights.

(a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)   A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)   Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2   Stock Appreciation Right Vesting.

(a)   The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)   No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3   Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4   Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5   Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

11.6   Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each Stock Appreciation Right outstanding on the last business day of the applicable Stock Appreciation Right Term with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the last business day of the Stock Appreciation Right Term. In the discretion of the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the last business day of the Stock Appreciation Right Term shall be exercised pursuant to this Section 11.6.

ARTICLE 12.
ADDITIONAL TERMS OF AWARDS

12.1   Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2   Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement or in satisfaction of such additional withholding obligations as a Holder may have elected allow a Holder to satisfy such obligations by any payment means described in Section 12.1 hereof, including, without limitation, by allowing such Holder to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3   Transferability of Awards.

(a)   Except as otherwise provided in Section 12.3(b):

(i)   No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)   No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)   During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)   Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law.

(c)   Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4   Conditions to Issuance of Shares.

(a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)   All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5   Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)   (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b)   All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6   Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13.
ADMINISTRATION

13.1   Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2   Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3   Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4   Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)   Designate Eligible Individuals to receive Awards;

(b)   Determine the type or types of Awards to be granted to each Eligible Individual;

(c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)   Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)   Decide all other matters that must be determined in connection with an Award;

(h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)   Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)   Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)   Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 14.2(d).

13.5   Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6   Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 14.
MISCELLANEOUS PROVISIONS

14.1   Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the Share Limit, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2   Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)   In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)   To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)   To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)   To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)   To provide that the Award cannot vest, be exercised or become payable after such event.

(c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i)   The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)   The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder has a Termination of Service by reason of Involuntary Termination upon or within two (2) years following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)   In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award (or any portion thereof), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 14.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f)   For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g)   The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)   With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i)   The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)   No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3   Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

14.4   No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

14.5   Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6   Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7   Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.8   Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9   Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to conflicts of laws thereof or of any other jurisdiction.

14.10   Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A of the Code, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A of the Code, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A of the Code, then to the extent required in order to avoid a prohibited distribution under Section 409A of the Code, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11   No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12   Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13   Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14   Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15   Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 18, 2017

The Proxy Statement and our 2017 Annual Report to Stockholders are available at: http://www.cstproxy.com/motorcarparts/2018

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MOTORCAR PARTS OF AMERICA, INC.

2929 California Street
Torrance, CA 90503

The undersigned hereby appoints Selwyn Joffe and Michael Umansky, and each of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote all shares of the common stock, $0.01 par value per share, of MOTORCAR PARTS OF AMERICA, INC., which the undersigned is entitled to vote at the annual meeting of shareholders of MOTORCAR PARTS OF AMERICA, INC., to be held at 10:00 a.m. (PT) on December 18, 2017 at the offices of the Company at 2929 California Street, Torrance, California 90503 and any and all adjournments or postponements thereof (the "Meeting"), on the proposals set forth below and any other matters properly brought before the Meeting.

Unless a contrary direction is indicated, this Proxy will be voted **FOR** all nominees listed in Proposal No. 1, **FOR** approval of Proposal No. 2, **FOR** approval of Proposal No. 3, **FOR** approval of Proposal No. 4 and **FOR** every 1 year in the case of Proposal No. 5. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

All Proxies to be voted at said Meeting heretofore earlier given by the undersigned are hereby revoked. Receipt of Notice of Shareholders Meeting and Proxy Statement dated November 20, 2017 is hereby acknowledged.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

MOTORCAR PARTS OF AMERICA, INC.

2017 Annual Meeting of Shareholders

December 18, 2017, 10:00 A.M. local time

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

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PROXY

Please mark your votes like this **X**

The Directors recommend a vote FOR all Nominees listed in Proposal 1, FOR approval of Proposal 2, FOR approval of Proposal No. 3, FOR approval of Proposal No. 4 and FOR every one year in the case of Proposal No. 5.

1. Election of Directors

Nominee	FOR	AGAINST	ABSTAIN
(1) Selwyn Joffe	☐	☐	☐
(2) Scott Adelson	☐	☐	☐
(3) David Bryan	☐	☐	☐
(4) Rudolph Borneo	☐	☐	☐
(5) Joseph Ferguson	☐	☐	☐
(6) Philip Gay	☐	☐	☐
(7) Duane Miller	☐	☐	☐
(8) Jeffrey Mirvis	☐	☐	☐
(9) Timothy D. Vargo	☐	☐	☐
(10) Barbara L. Whittaker	☐	☐	☐

Proposal	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending March 31, 2018.	☐	☐	☐
3. Proposal to approve our Third Amended and Restated 2010 Incentive Award Plan.	☐	☐	☐
4. Advisory vote on the compensation of our named executive officers.	☐	☐	☐

Proposal	1 YR	2 YRS	3 YRS	ABSTAIN
5. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Change of Address and/or Comments Mark Here ☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2017/18.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.